UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Alta Equipment Group Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ALTA EQUIPMENT GROUP INC.

# PROXY STATEMENT

2025

April 15, 2025

Dear Fellow Stockholders:

2024 tested our industry and our business in meaningful ways. Persistent inflation, elevated interest rates, and an oversupplied equipment market created pressure across many of our end markets. As always, our focus remained on controlling what we could—operating with discipline, staying close to our customers, and executing with purpose.

Despite these headwinds, we delivered approximately $1.9 billion in total revenues, consistent with prior-year levels. Our performance reflects the resilience of our diversified model and the stability provided by our product support business, which remains a critical and differentiating part of our value proposition. Throughout the year, we maintained a strong emphasis on managing working capital, optimizing our rental fleet, and maintaining cost discipline. We also took a proactive step to refinance our senior debt, extending maturities to 2029 and enhancing our financial flexibility.

Although some areas of the business underperformed our original expectations, our long-term strategy remains sound. In our Construction Equipment segment, we’re beginning to see signs that the market is finding balance. Demand in core regions like Florida, the Midwest, and the Northeast is supported by state DOT budgets and the multi-year impact of federal infrastructure funding. We expect a healthier sales environment as the equipment supply and demand dynamic normalizes.

In Material Handling, the shift toward automation, electrification, and warehouse efficiency continues to gain momentum. We’ve made deliberate investments in these areas—positioning Alta to serve customers seeking more integrated, future-ready solutions. Our presence in the northern U.S. and Canada gives us exposure to onshoring activity and other secular trends reshaping supply chains and distribution networks.

We continue to invest in the business for the long term. Our ERP transformation remains on track, with deployment targeted for 2026, and we’ve begun to evaluate elements of our portfolio to ensure alignment with strategic priorities. At every step, we are working to make Alta a more focused, efficient, and customer-driven organization.

Throughout the year, we stayed anchored in our purpose: delivering trust that makes a difference. This commitment guides how we show up for customers, how we engage with our OEM partners, and how we support the development and wellbeing of our people. We’re proud of the progress we’ve made in building a culture defined by accountability, safety, and shared success.

To our team members—thank you for your hard work and resilience. To our OEM partners and customers—thank you for your continued partnership. And to our stockholders—thank you for your trust and support. As we look ahead, we remain focused on disciplined execution, thoughtful capital allocation, and building sustainable value for all stakeholders.

Sincerely,

Ryan Greenawalt

Chairman of the Board and Chief Executive Officer

2025 PROXY STATEMENT

NOTICE OF 2025 ANNUAL MEETING OF STOCKHOLDERS

To Our Stockholders:	To Be Held May 30, 2025

On behalf of the Board of Directors, I cordially invite you to attend the 2025 Annual Meeting of Stockholders of Alta Equipment Group Inc. (the “Company”) to be held on May 30, 2025 at 9:30 a.m., Eastern Daylight Time (the “Annual Meeting”). The Annual Meeting will be a completely virtual meeting, which will be conducted via a live audio webcast. You will be able to attend the Annual Meeting online, vote your shares electronically and submit your questions during the Annual Meeting via a live audio webcast by visiting and registering at www.proxydocs.com/ALTG.

The purpose of the Annual Meeting is to:

1.
elect the three director nominees listed in the accompanying proxy statement;
2.
ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2025;
3.
approve, in a non-binding advisory vote, the compensation paid to our named executive officers;
4.
approve the First Amendment to Alta Equipment Group, Inc. 2022 Employee Stock Purchase Plan; and
5.
transact any other business that may properly come before the Annual Meeting and any adjournments or postponements thereof.

Only stockholders of record at the close of business on April 2, 2025, may vote at the Annual Meeting. Each stockholder of record is entitled to one vote for each share of common stock held at that time.

Your vote is important to us. Whether or not you plan to attend the Annual Meeting, we strongly urge you to cast your vote promptly. You may vote over the Internet, as well as by telephone or by mail. Please review the instructions on the proxy or voting instruction card regarding each of these voting options.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting To Be Held on May 30, 2025:

This Proxy Statement and Annual Report to Stockholders, which includes our Annual Report on Form 10-K for the year ended December 31, 2024, are available on or about April 15, 2025 at www.proxydocs.com/ALTG.

By order of the Board of Directors,

/s/ Ryan Greenawalt
Ryan Greenawalt
Chairman of the Board and Chief Executive Officer

April 15, 2025

2025 PROXY STATEMENT

2025 PROXY STATEMENT	1	Perquisites	25
GENERAL INFORMATION	1	Health and Retirement Benefits	25
PROPOSAL 1 - ELECTION OF DIRECTORS	5	Severance	25
NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS IN 2025	5	COMPENSATION COMMITTEE REPORT	26
THE BOARD OF DIRECTORS AND CERTAIN GOVERNANCE MATTERS	7	Summary Compensation Table	26
Overview	7	Grants of Plan-Based Awards in Fiscal 2024	27
Director Independence and Independence Determinations	7	Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table	27
Board Structure	7	Outstanding Equity Awards at 2024 Fiscal Year-End	28
Executive Sessions	7	Stock Vested in Fiscal 2024	29
Board Committees and Meetings	8	Potential Payments Upon Termination or Change in Control	29
Compensation Committee Interlocks and Insider Participation	10	DIRECTOR COMPENSATION	30
Code of Business Conduct and Ethics and Corporate Governance Guidelines	10	TRANSACTIONS WITH RELATED PERSONS	31
Stockholder Communications with the Board	11	Policies and Procedures for Related Person Transactions	31
Board’s Role in Risk Oversight	11	Related Person Transactions	31
EXECUTIVE OFFICERS	12	PAY RATIO	32
PROPOSAL 2 - RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	13	PAY VERSUS PERFORMANCE	33
Appointment of Registered Public Accounting Firm	13	EQUITY COMPENSATION PLAN INFORMATION	34
Audit and Non-Audit Fees	13	OTHER MATTERS	34
Audit Committee Pre-Approval Procedures for Independent Registered Public Accounting Firm	13	OTHER INFORMATION	35
AUDIT COMMITTEE REPORT	14	Householding of Proxies	35
PROPOSAL 3 - NON-BINDING VOTE ON EXECUTIVE COMPENSATION	15	Additional Filings	35
PROPOSAL 4 - APPROVAL OF FIRST AMENDMENT TO 2022 EMPLOYEE STOCK PURCHASE PLAN	16	Stockholder Proposals for the 2026 Annual Meeting of Stockholders	35
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	19	APPENDIX A: 2022 Employee Stock Purchase Plan, as Amended	36
DELINQUENT SECTION 16(a) REPORTS	20	APPENDIX B	44
EXECUTIVE COMPENSATION	21	Non-GAAP Measures	44
Compensation Discussion and Analysis	21	Forward-Looking Statements & Website References	44
Equity Grant Procedures	25

2025 PROXY STATEMENT	i

ALTA EQUIPMENT GROUP INC.

13211 Merriman Road,

Livonia, Michigan 48150

2025 PROXY STATEMENT

General Information

The Board of Directors (the “Board”) of Alta Equipment Group Inc. (“Alta” or the “Company”) is making this proxy statement (the “Proxy Statement”) available to you in connection with the solicitation of proxies on its behalf for the 2025 Annual Meeting of Stockholders (the “Annual Meeting”). The Annual Meeting will be held on May 30, 2025 at 9:30 a.m., Eastern Daylight Time, and will be a completely virtual meeting, to be conducted via live audio webcast.

At the Annual Meeting, our stockholders will:

(i)
vote to elect the three director nominees listed herein;
(ii)
vote to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2025;
(iii)
approve, in a non-binding advisory vote, the compensation paid to our named executive officers;
(iv)
approve the First Amendment to Alta Equipment Group, Inc. 2022 Employee Stock Purchase Plan; and
(v)
transact any other business that may properly come before the Annual Meeting.

Only stockholders of record at the close of business on April 2, 2025 (the “Record Date”) may vote at the Annual Meeting.

We are taking advantage of the rules of the Securities and Exchange Commission (the “SEC”) that permit companies to furnish proxy materials to stockholders via the Internet. As a result, we are mailing to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”). If you received a Notice by mail, you will not receive a printed copy of our proxy materials, including this Proxy Statement, and our Annual Report to Stockholders (which includes our Annual Report on Form 10-K for the year ended December 31, 2024 (the “Annual Report”)) (collectively, the “Proxy Materials”), unless you specifically request one by following the instructions contained in the Notice. The Notice instructs you on how to access the Proxy Materials via the Internet, as well as how to vote online or by telephone. We are first making this Proxy Statement and accompanying materials available to our stockholders on or about April 15, 2025.

YOUR VOTE IS IMPORTANT TO US. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE CAST YOUR VOTE PROMPTLY. YOU MAY VOTE OVER THE INTERNET, BY PHONE OR BY SIGNING AND DATING A PROXY CARD AND RETURNING IT TO US BY MAIL.

By submitting your proxy using any of the methods specified in the Notice, you authorize each of Ryan Greenawalt, our Chief Executive Officer and Chairman, Anthony J. Colucci, our Chief Financial Officer, Craig Brubaker, our Chief Operating Officer, and Jeffrey Hoover, our Chief Legal Officer and General Counsel, to represent you and vote your shares at the Annual Meeting in accordance with your instructions. Any one of them may also vote your shares to adjourn the Annual Meeting and will be authorized to vote your shares at any postponements or adjournments of the Annual Meeting.

Questions and Answers about the Annual Meeting and Voting

Q: Why am I being provided with these materials?

A: We are providing this Proxy Statement to you in connection with the Board’s solicitation of proxies to be voted at our Annual Meeting to be held on May 30, 2025, and at any postponements or adjournments of the Annual Meeting. We have either (1) delivered to you the Notice and made the Proxy Materials available to you on the Internet or (2) delivered printed versions of the Proxy Materials, including a proxy card, to you by mail.

Q: How can I attend and vote at the Annual Meeting?

A: To attend the Annual Meeting, you must register at www.proxydocs.com/ALTG. Upon completing your registration, you will receive further instructions via email, including a unique link that will allow you access to the Annual Meeting and to vote and submit questions during

2025 PROXY STATEMENT	1

the Annual Meeting. As part of the registration process, you must enter the control number located on your proxy card, voting instruction form, or Notice.

If your shares are held in “street name” through a bank, broker or other nominee, to be admitted to the Annual Meeting, you may be required to obtain a legal proxy reflecting the number of shares of common stock of the Company you held as of the Record Date, and you must follow the instructions you receive from your broker, bank, or nominee for further instructions as well as those you receive via email after your successful registration.

Q: Will I be able to participate in the online Annual Meeting on the same basis I would be able to participate in an in-person annual meeting?

A: The online meeting format for the Annual Meeting will enable full and equal participation by all our stockholders from any place in the world at little to no cost. We designed the format of the online Annual Meeting so that our stockholders who attend our Annual Meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting and to enhance stockholder access, participation, and communication through online tools. We will be providing stockholders with the ability to submit appropriate questions in real-time via the meeting website, limiting questions to one per stockholder unless time otherwise permits.

Q: How do I vote my shares without attending the Annual Meeting?

A: If you are a stockholder of record, you may vote by granting a proxy. Specifically, you may vote:

•
By Internet: You may submit your proxy by going to www.proxypush.com/ALTG and following the on-screen instructions or scanning the QR code with your smartphone. You will need the Notice or proxy card in order to vote by Internet.
•
By Telephone: You may submit your proxy by using a touch-tone telephone to call toll-free 1-866-892-1741 and following the instructions. You will need the Notice or proxy card to vote by telephone.
•
By Mail: You may vote by mail by requesting a proxy card from us, indicating your vote by completing, signing and dating the card where indicated and by mailing or otherwise returning the card in the envelope that will be provided to you. You should sign your name exactly as it appears on the proxy card. If you are signing in a representative capacity, indicate your name and title or capacity.

If you hold your shares in street name, you may vote by submitting voting instructions to your bank, broker, or other nominee. In most instances, you will be able to do this on the Internet, by telephone or by mail as indicated above. Please refer to information from your bank, broker, or other nominee on how to submit voting instructions.

Mailed proxy cards with respect to shares held of record or in street name must be received no later than May 29, 2025.

Q: What am I voting on at the Annual Meeting?

A: At the Annual Meeting, there are four proposals scheduled to be voted on:

•
Proposal 1: Election of the three director nominees listed in this Proxy Statement (the “Nominee Proposal”).
•
Proposal 2: Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2025 (the “Ratification Proposal”).
•
Proposal 3: Approval, in a non-binding advisory vote, the compensation paid to our named executive officers (the “Say-on-Pay Proposal”).
•
Proposal 4: Approval of the First Amendment to Alta Equipment Group, Inc. 2022 Employee Stock Purchase Plan ("ESPP", and the "ESPP Proposal").

Members of our management team and a representative of Deloitte & Touche LLP will be present at the Annual Meeting to respond to appropriate questions from stockholders.

Q: Who is entitled to vote?

A: Only stockholders of record at the close of business on the Record Date may vote at the Annual Meeting. The only class of stock entitled to vote at the Annual Meeting is Alta common stock, par value $0.0001 per share (the “Common Stock”). Each holder of Common Stock is entitled to one vote for each share of Common Stock held by such holder. On the Record Date, there were 33,191,065 shares of Common Stock outstanding and entitled to vote at the Annual Meeting.

2

Q: What is the difference between being a “record holder” and holding shares of Common Stock in “street name”?

A: A record holder holds shares in their or its name through Alta’s transfer agent, Continental Stock Transfer, or is in possession of Common Stock certificates. A “beneficial owner,” or a person or entity that holds their or its shares in “street name,” holds shares in the name of a bank, broker or other nominee on that person or entity’s behalf.

Q: Am I entitled to vote if my shares are held in street name?

A: If your shares are held in street name, the Notice will be forwarded to you by your bank, broker, or other nominee, along with a voting instruction card. You may vote by directing your bank, broker, or other nominee how to vote your shares. In most instances, you will be able to do this over the Internet, by telephone, or by mail, as indicated above under “How do I vote my shares without attending the Annual Meeting?”

Under the rules of the New York Stock Exchange (the “NYSE”), if you do not give instructions to your bank, broker, or other nominee, then your bank, broker or other nominee may vote your shares on matters that the NYSE determines to be “routine,” but will not be permitted to vote your shares with respect to “non-routine” items. Under the NYSE rules, the Ratification Proposal is a routine matter, but the Nominee Proposal, the Say-on-Pay Proposal, and the ESPP Proposal, are considered to be non-routine matters. Therefore, your bank, broker or other nominee cannot vote your shares on the Nominee Proposal, the Say-on-Pay Proposal, and the ESPP Proposal if you do not provide voting instructions, resulting in a “broker non-vote” on these matters.

In order to vote your shares at the Annual Meeting, as a street name holder, you may be required to obtain a proxy form from your bank, broker, or other nominee. Please follow the instructions that you receive from your broker, bank, or other nominee and in the instructions that you will receive via email after registering for the Annual Meeting, should you decide to vote during the virtual meeting.

Q: How many shares must be present to hold the Annual Meeting?

A: For Alta to conduct the Annual Meeting, the holders of a majority of the voting power of the shares of Common Stock outstanding on the Record Date represented in person or by proxy shall constitute a quorum at the Annual Meeting. Abstentions and “broker non-votes” are counted as present and entitled to vote for purposes of determining a quorum.

Q: What does it mean if I receive more than one Notice or proxy card at about the same time?

A: Receiving more than one Notice or proxy card generally means you hold shares in more than one brokerage account. To ensure that all your shares are voted, please sign and return each proxy card, or, if you vote by Internet or by telephone, vote once for each Notice or proxy card that you receive.

Q: Can I revoke my proxy or change my vote after I submit my proxy?

A: Yes. If you are a record holder, any proxy signed and returned by a stockholder or voted by Internet or telephone may be revoked or changed at any time before it is actually voted. A record holder may revoke their or its proxy by:

•
signing and delivering another proxy with a later date that is received no later than the closing of the polls at the Annual Meeting on May 30, 2025;
•
voting again by Internet or by telephone at a later time before the closing of the polls at the Annual Meeting on May 30, 2025;
•
sending a written statement to that effect to the Company’s Secretary, provided that such statement is received no later than the closing of the polls at the Annual Meeting on May 30, 2025; or
•
voting via the instructions during the virtual Annual Meeting.

Please note, however, that if you are a beneficial owner of shares (i.e., you hold your shares in street name) and you wish to revoke your proxy or vote at the Annual Meeting, you must follow the instructions provided to you by your bank, broker or other nominee and/or obtain from the record holder a proxy issued in your name. Your virtual attendance at the Annual Meeting will not, by itself, revoke your proxy.

2025 PROXY STATEMENT	3

Q: What am I voting on, how many votes are required to approve each item, how are votes counted and how does the Board recommend I vote?

A: The table below summarizes the proposals that will be voted on, the vote required to approve each item, how votes are counted, and how the Board recommends you vote.

Proposal	Vote Required	Voting Options	Board Recommendation(1)	Impact of Broker Non-Votes	Impact of Abstain Vote

Proposal 1- Nominee Proposal	Plurality of votes cast	“FOR” “WITHHOLD”	“FOR”	No impact	No impact

Proposal 2 - Ratification Proposal	Majority of votes cast	“FOR” “AGAINST” “ABSTAIN”	“FOR”	No broker non-votes (uninstructed shares may be voted in broker’s discretion)	No impact

Proposal 3 - Say-on-Pay Proposal	Majority of votes cast	“FOR” “AGAINST” “ABSTAIN”	“FOR”	No impact	No impact
Proposal 4 - ESPP Proposal	Majority of votes cast	“FOR” “AGAINST” “ABSTAIN”	“FOR”	No impact	No impact

(1)
If you sign and submit your proxy card without indicating your voting instructions, your shares will be voted in accordance with the Board’s recommendation.

Q: Will any other business be conducted at the Annual Meeting?

A: We know of no other business that will be presented at the Annual Meeting. If any other matter properly comes before the stockholders for a vote at the Annual Meeting, however, the proxy holders will vote your shares in accordance with their best judgment.

Q: Who will pay for the cost of the proxy solicitation?

A: We will pay the cost of soliciting proxies. Proxies may be solicited on our behalf by directors, officers, or employees (for no additional compensation) in person or by telephone, electronic transmission, and facsimile transmission. Brokers and other nominees will be requested to solicit proxies or authorizations from beneficial owners and will be reimbursed for their reasonable expenses.

4

Proposal 1 - Election of Directors

Under our Third Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) and Amended and Restated Bylaws (the “Bylaws”), the Board is divided into two classes, with only one class of directors being elected in each year and each class, Class I and Class II, serving a two-year term. Each Class I director has a term that expires at this Annual Meeting, and each Class II director has a term that expires at the Company’s 2026 annual meeting of stockholders, or in each case until their respective successors are duly elected and qualified, or until their earlier death, resignation, retirement, or removal.

There are currently six members of the Board. Upon the recommendation of the Nominating and Corporate Governance Committee, the Board has considered and nominated the following slate of Class I director nominees for a two-year term, expiring at the Company’s 2027 annual meeting of stockholders: Daniel Shribman, Katherine White, and Sidhartha Nair. Action will be taken at the Annual Meeting for the election of these nominees.

It is intended that the proxies delivered pursuant to this solicitation will be voted in favor of the election of Daniel Shribman, Katherine White, and Sidhartha Nair except in cases of proxies bearing contrary instructions. If these nominees should become unavailable for election due to any presently unforeseen reason, the persons named in the proxy will have the right to use their discretion to vote for a substitute.

Nominees for Election to the Board of Directors in 2025

The following information describes the offices held and other business directorships of each nominee. Beneficial ownership of equity securities of the nominees is shown under “Security Ownership of Certain Beneficial Owners and Management” below.

Daniel Shribman, 41, has served as our director since February 2020. Mr. Shribman previously served as the Chief Financial Officer of B. Riley Principal Merger Corp. from its inception until the Business Combination Closing. Mr. Shribman currently serves as President of B. Riley Principal Investments, a position he has held since September 2018. Mr. Shribman has also served as Chief Investment Officer of B. Riley Financial, Inc. since September 2019. From 2010 to 2018, Mr. Shribman was a Portfolio Manager at Anchorage Capital Group, a special situation asset manager. During Mr. Shribman’s tenure at Anchorage, he led investments in dozens of public and private opportunities across the general industrials, transportation, automotive, aerospace, gaming, hospitality, and real estate industries. Prior to Anchorage, Mr. Shribman worked at Tinicum Capital Partners, a private equity firm, and at Lazard Freres in the restructuring advisory group. Mr. Shribman has also served on the board of AltEnergy Acquisition Corp. (Nasdaq: AEAE) since October 2021 as the Audit Committee Chair. Previously, Mr. Shribman had served as a member of the board of directors of The Arena Group Holdings, Inc. (NYSE: AREN) from June 2021 until November 2023, Faze Holdings (Nasdaq: FAZE) from July 2022 until August 2023, NextPoint Financial Inc. (OTCMKTS: NACQF) from August 2021 until April 2023 and Eos Energy (Nasdaq: EOSE) from November 2020 until September 2022. Mr. Shribman holds an A.B. in Economics and History from Dartmouth.

Our Board and the Nominating and Corporate Governance Committee has considered in particular Mr. Shribman’s extensive experience in corporate finance and his strategic knowledge about investments in our industrials, transportation and automotive markets.

Katherine E. White, 58, has served as our director since February 2020. Ms. White is currently a Professor of Law at the Wayne State University Law School. She is a member of and has served as chair of the University of Michigan Board of Regents and chair of the Finance and Audit Committee of the University of Michigan. Ms. White has been a member of the Old National Bancorp (Nasdaq: ONB) board of directors since 2015. Ms. White is a Brigadier General in the U.S. Army National Guard, currently serving as Special Assistant to the Vice Chief, National Guard Bureau. She was appointed by the Secretary of Agriculture to the United States (“U.S.”) Department of Agriculture’s Plant Variety Protection Office Advisory Board in 2004 and served until May 2020. She was appointed by the Secretary of Commerce to serve on the U.S. Patent and Trademark Office Patent Public Advisory Committee from 2000 to 2002 and was a White House Fellow from 2001 to 2002. Ms. White was a judicial law clerk to the Honorable Randall R. Rader, Circuit Judge (ret.), U.S. Court of Appeals for the Federal Circuit from 1995 to 1996. Ms. White received a B.S.E. degree in Electrical Engineering and Computer Science from Princeton University, a J.D. degree from the University of Washington, an LL.M. degree from the George Washington University Law School, and a Master’s degree in Strategic Studies from the U.S. Army War College. She is a Fulbright Senior Scholar (Germany) and a registered patent attorney, and in 2021, she was inducted into the Michigan Military and Veterans Hall of Honor.

Our Board and the Nominating and Corporate Governance Committee has considered in particular Ms. White’s legal background, long tenure in the U.S. government and military serving advisory and operational roles, as well as her previous experience as a member of several boards of directors and board committees.

Sidhartha Nair, 53, has served as our director since February 22, 2024. Mr. Nair is the Head of Strategy, Americas Region, for Mercedes-Benz Mobility and leads Strategic and Transformation activities in the U.S., Canada and Mexico since December 2021. Mr. Nair first joined Daimler Financial Services in 2003 and has held roles of increasing responsibility during his tenure of more than 20 years in the U.S., Caribbean and India business units. Prior to 2003, he held a previous role with McKinsey & Company as a consultant working on developing strategic solutions addressing growth, turnaround and new market entry. Mr. Nair holds a MBA from the University of Michigan, Ross School of Business and a Master’s Degree in Engineering from Purdue University.

2025 PROXY STATEMENT	5

Our Board and the Nominating and Corporate Governance Committee has considered in particular Mr. Nair’s extensive global experience in the digital and strategic transformation of business throughout their life cycle and his background in transportation, electrification and automotive markets.

Directors are elected by a plurality of the votes cast, present in person or represented by proxy and entitled to vote thereon, for the election of each director at the Annual Meeting.

OUR BOARD RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF EACH OF THE DIRECTOR NOMINEES NAMED ABOVE.

CONTINUING MEMBERS OF THE BOARD OF DIRECTORS

In addition to the directors nominated for election at the Annual Meeting, the following Class II directors currently serve on our Board of Directors, with a term expiring at the 2026 annual meeting of stockholders:

Ryan Greenawalt, 50, joined the Company in December 2008 and has served as our Chief Executive Officer (“CEO”) since December 2017 and as the Chairman of the Board since the closing of the Company’s business combination with B. Riley Principal Merger Corp. (the “Business Combination”) on February 14, 2020 (the “Business Combination Closing”). Mr. Greenawalt leads Alta’s executive leadership team and is responsible for corporate strategy, operations, and corporate development. He has led Alta’s acquisition activities since joining the company, expanding Alta’s geographic footprint, and entering new end markets. Mr. Greenawalt returned to the equipment industry after a career in financial services from 2002 to 2008. He has a BA from the University of Michigan, Ann Arbor and holds an MBA from the Eli Broad College of Business at Michigan State University.

Our Board and the Nominating and Corporate Governance Committee considered, in particular, Mr. Greenawalt’s qualifications to serve in a leadership role with our management team and on our Board as a result of his long tenure with the Company, deep-rooted understanding of our business strategy, operations, and experience in handling both financial and business management matters.

Andrew Studdert, 68, has served as our director since February 2020. Mr. Studdert is an Independent Corporate Director and Executive Coach. He serves as Chair of WASH, a U.S. based, EQT-owned provider of common laundry facilities in North America and Chair of Renta Group OY, Finland, an IK-owned European equipment rental company. Mr. Studdert served as Past President of the board and interim CEO of UK-based IPAF (International Powered Access Federation), a safety federation that operates in 65 countries. He served as the Chairman of the Board and Chief Executive Officer of NES Equipment Rentals from 2004 to 2017, until its sale to United Rentals. Mr. Studdert was Chief Operating Officer and Executive Vice President of UAL Corporation and of its subsidiary, United Airlines, from 1999 to 2002, and led the airline through the 9/11 crisis. He also served as Senior Vice President, Fleet Operations of United Airlines from 1997 to 1999, and as Chief Information Officer from 1995 to 1997. Prior to joining United, Mr. Studdert was an Executive Vice President of First Interstate Bancorp, then the seventh largest U.S. bank holding corporation. He was a Director of ModSpace, USA, until its sale in 2018, a member of the board of Cramo, Finland, until its sale in 2020, and a Director of Target Hospitality, USA, serving as its Compensation Committee Chair from 2019-2021. Mr. Studdert speaks worldwide on Crisis Leadership and Readiness. In 2015 he established the Andrew P. Studdert Chair in Business Ethics and Crisis Leadership at Loras College in Dubuque, Iowa. He is an SEC Audit Committee Financial Expert, holder of NACD Directorship Certification, and holds a CERT Certificate in Cybersecurity Oversight, Carnegie Mellon University. Mr. Studdert holds a BA in History from San Francisco State University.

Our Board and the Nominating and Corporate Governance Committee considered, in particular, Mr. Studdert’s qualifications to serve as a member of our Board as a result of his experience serving on public company boards and extensive knowledge of the industrial equipment and equipment rental space.

Colin Wilson, 70, has served as our director since September 1, 2024. Mr. Wilson has over 40 years of experience in the materials handling industry. He began his career in 1970 with Coles Cranes in Sunderland, England, where he worked in production engineering, marketing, product management and overseas licensing. After time with a compressor company and a European lift truck competitor, Mr. Wilson joined Hyster-Yale Group (formerly NACCO Materials Handling Group), a global company whose primary business is lift trucks with annual revenues over $4 billion, in 1988 as European Sales and Marketing Director for the Yale brand and had roles of increasing responsibility culminating in his role as the President and Chief Executive Officer in September 2014. Mr. Wilson held the President and Chief Executive Officer role at Hyster-Yale Group until January 2020, when he retired. Mr. Wilson graduated with a Bachelor of Science Degree in Mechanical Engineering from Sunderland Polytechnic (now the University of Sunderland). Mr. Wilson served on the Executive Committee and Board of Directors of the Industrial Truck Association of America (ITA), is the past chairman and board member of the Materials Handling Institute of America (MHI) and has also served as a member of the Material Handling Equipment Distributors Association’s Board of Advisors (MHEDA) and as President of the British Industrial Truck Association (BITA).

Our Board and the Nominating and Corporate Governance Committee considered, in particular, Mr. Wilson’s qualifications to serve as a member of our Board as a result of his experience serving on boards and extensive knowledge of the material handling business.

6

The Board of Directors and Certain Governance Matters

OVERVIEW

Our Board directs and oversees the management of the business and affairs of the Company in a manner consistent with the best interests of the Company and its stockholders, and carries out its oversight responsibilities through meetings and actions of the Board and its three standing committees: the Audit Committee of the Board (the “Audit Committee”), the Compensation and Talent Development Committee of the Board (the “Compensation Committee”) and the Nominating and Corporate Governance Committee of the Board (the “Nominating and Corporate Governance Committee”).

DIRECTOR INDEPENDENCE AND INDEPENDENCE DETERMINATIONS

Under our Corporate Governance Guidelines and the rules under the NYSE Listed Company Manual (the “NYSE Rules”), a director is not independent unless the Board affirmatively determines that they do not have a direct or indirect material relationship with the Company or any of its subsidiaries. The Board’s policy, as outlined in the Company’s Corporate Governance Guidelines, is for the Nominating and Corporate Governance Committee, as well as the full board, to review the independence of all directors at least annually in connection with the preparation of the Company’s proxy statement.

Our Corporate Governance Guidelines define an “independent” director in accordance with Section 303A.02 of the NYSE Listed Company Manual. In addition, members of the Audit Committee and Compensation Committee are subject to the additional independence requirements of applicable SEC rules and the NYSE Rules.

The Nominating and Corporate Governance Committee undertook its annual review of director independence and made a recommendation to our Board regarding director independence. As a result of this review, our Board affirmatively determined that Messrs. Nair, Studdert, Shribman, Wilson, and Ms. White are independent for purposes of the applicable NYSE Rules, including with respect to Board committee service. Our Board has determined that each of Messrs. Nair, Studdert, Shribman, Wilson, and Ms. White are “independent” for purposes of service on the Audit Committee in accordance with Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and that each of Messrs. Nair, Studdert, Shribman, Wilson, and Ms. White are “independent” for purposes of service on the Compensation Committee in accordance with Section 10C(a)(3) of the Exchange Act.

BOARD STRUCTURE

The Board maintains the flexibility to determine whether the roles of Chairman of the Board and CEO should be combined or separated, based on what it believes is in the best interests of the Company at a given point in time. The Board believes that this flexibility is in the best interest of the Company and that a one-size-fits-all approach to corporate governance, with a mandated independent Chairman, would not result in better governance or oversight.

Currently, Ryan Greenawalt holds both the Chairman of the Board position and CEO position. We believe that the combined role of the Chairman and CEO positions is appropriate corporate governance for us at this time, as this structure best permits the Chairman of the Board to use his longstanding experience in the equipment industry to best perform his executive leadership and oversight responsibilities. In the Board’s view, Mr. Greenawalt’s Chairman role enables the Board to best understand the values and priorities of the Company and collaborate with management to enhance stockholder value. As CEO, Mr. Greenawalt is able to effectively communicate the Board’s views to management and ensure the leadership teams are coordinated and act with a common purpose in executing strategic opportunities and planning. Although the Board has not elected a lead independent director, the chairperson of the Audit Committee, Andrew Studdert, presides over executive sessions of the independent directors.

EXECUTIVE SESSIONS

Mr. Greenawalt, as Chairman of the Board and CEO, is currently the only employee member of the Board. The Board regularly meets in executive sessions of the independent directors without Mr. Greenawalt or any other members of management present. Executive sessions of the Board are chaired by the chairperson of the Audit Committee. Each of the committees of the Board also meets regularly in executive session.

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BOARD COMMITTEES AND MEETINGS

The following table summarizes the current membership of each of the Board’s committees as of the date of this Proxy and the number of committee meetings held during fiscal 2024.

	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee

Ryan Greenawalt

Daniel Shribman*		X	X

Sidhartha Nair*	X	X, Chair

Andrew Studdert*	X, Chair	X	X

Katherine E. White*	X		X, Chair

Colin Wilson*	X		X

Total number of meetings during fiscal 2024	5	5	5

* Independent director

Our Corporate Governance Guidelines provide that all directors are expected to make reasonable best efforts to attend all meetings of the Board, meetings of the committees of which they are members and the annual meeting of stockholders. During 2024, the Board met five times. No member of the Board attended fewer than 75% of the aggregate of the total number of meetings of the Board and any committees of the Board on which such director served (held during the period that such director served). All directors serving at the time of last year’s annual meeting of stockholders attended that meeting.

Audit Committee. All members of the Audit Committee are “independent” in accordance with the NYSE Rules and SEC rules applicable to boards of directors in general and audit committee members in particular. The Board has determined that Mr. Studdert qualifies as an “audit committee financial expert” as defined by the applicable SEC rules and that each member of the Audit Committee is “financially literate” within the meaning of the NYSE Rules.

The Audit Committee selects, on behalf of our Board, an independent public accounting firm to be engaged to audit our financial statements, discusses with the independent registered public accounting firm its independence, reviews and discusses the audited financial statements with the independent registered public accounting firm and management and manages and reviews our compliance with legal and regulatory requirements with respect to accounting policies, internal controls and financial reporting. The Audit Committee also oversees the procedures established by the Company for receiving and addressing anonymous complaints regarding financial or accounting irregularities, among other things, such as:

•
evaluating the independent registered public accounting firm’s qualifications, independence, and performance;
•
reviewing and approving the scope of the annual audit and audit fee;
•
approves the retention of the independent registered public accounting firm to perform any proposed permissible non-audit services;
•
monitors the rotation of partners of the independent registered public accounting firm on the Company’s engagement team in accordance with the requirements established by the SEC;
•
reviews the Company’s critical accounting policies and estimates; and
•
reviews the Audit Committee charter and the Audit Committee’s performance at least annually.

The charter of the Audit Committee is available on the Governance Documents portion of the Company’s website at https://investors.altg.com/governance/governance-documents/.

Compensation Committee. All members of the Compensation Committee are “independent” in accordance with the NYSE Rules and SEC rules applicable to boards of directors in general and compensation committees in particular. In addition, all members of the Compensation Committee qualify as “non-employee directors” for purposes of Rule 16b-3 under the Exchange Act.

The Compensation Committee operates pursuant to a written charter adopted by the Board, which sets forth the duties and responsibilities of the Compensation Committee, which include (i) annual review and approval of corporate goals and objectives relevant to the compensation of our CEO and other executive officers, (ii) evaluation, as a committee or together with the other independent directors (as directed by the Board), of the performance of our CEO and other executive officers in light of these goals and objectives and their individual achievements, (iii) determination and approval of the compensation of our CEO and other executive officers based on this evaluation and (iv) periodic review and approval of all elements of our CEO’s and other executive officers’ compensation, including cash-based and equity-based awards and opportunities, any employment and severance agreements, any change in control agreements and any special or supplemental compensation and benefits for our CEO and other executive officers.

The Compensation Committee’s duties and responsibilities also include, among other matters:

•
establishing and reviewing the objectives of the Company’s basic compensation policies;

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•
making recommendations to our Board with respect to the adoption, amendment, termination or replacement of equity-based compensation or non-equity-based incentive compensation plans maintained by the Company and any material perquisites;
•
determining, approving or making recommendations to our Board as to the appropriate compensation for other members of senior management, other employees as the Compensation Committee determines to be appropriate or directors;
•
monitoring Alta’s compliance with SEC rules and regulations regarding stockholder approval of certain executive compensation; and
•
assessing at least annually the independence of compensation consultants, legal and other advisers to the Compensation Committee.

The charter of the Compensation Committee is available on the Governance Documents portion of the Company’s website at https://investors.altg.com/governance/governance-documents/.

Nominating and Corporate Governance Committee. All members of the Nominating and Corporate Governance Committee are “independent” in accordance with the NYSE Rules. The Nominating and Corporate Governance Committee assists our Board in fulfilling its responsibilities by developing criteria and qualifications for Board membership, identifying and approving individuals who meet such criteria and are qualified to serve as members of our Board, selecting director nominees for our annual meetings of stockholders, developing and recommending to our Board Corporate Governance Guidelines and monitoring compliance with such guidelines.

The Nominating and Corporate Governance Committee develops guidelines that set forth the criteria and qualifications for Board membership, including, but not limited to, minimum individual qualifications, relevant career experience and technical skills, industry knowledge and experience, financial expertise, geographic ties, familiarity with the Company’s business, independence under applicable rules and regulations, gender, ethnic and racial background and ability to work collegially with others. The Nominating and Corporate Governance Committee uses these guidelines to identify, interview and evaluate potential director candidates to determine their qualifications to serve on our Board as well as their compatibility with the culture of the Company, its philosophy and its Board and management. When considering director candidates, the Nominating and Corporate Governance Committee and the Board seek individuals with backgrounds and qualities that, when combined with those of our incumbent directors, enhance the Board’s effectiveness and, as required by the Corporate Governance Guidelines, result in the Board having a broad range of skills, professional expertise, industry knowledge, diversity of opinion, geographic representation and contacts relevant to the Company’s business. In addition, although the Board considers diversity of backgrounds and qualities for director candidates, the Board does not have a formal diversity policy. We expect incumbent directors and director candidates to demonstrate business acumen and the ability to exercise sound judgment in decision-making processes to contribute positively to the Company, as well as our stockholders, employees, customers, and other significant stakeholders.

With respect to incumbent directors, the Nominating and Corporate Governance Committee annually evaluates their past participation in, and contributions to, activities of the Board, and, considering the qualities noted above, will determine whether those directors continue to satisfy the needs of the Board. The Nominating and Corporate Governance Committee considers the appropriate size of the Board and whether any vacancies on the Board are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the Nominating and Corporate Governance Committee considers potential director candidates. Candidates may come to the attention of the Nominating and Corporate Governance Committee through current Board members, professional search firms, stockholders, or other persons. The Nominating and Corporate Governance Committee is responsible for conducting appropriate inquiries into the backgrounds and qualifications of potential director candidates and their suitability for service on our Board.

In the case of Mr. Shribman, the Board, upon the recommendation of the Nominating and Corporate Governance Committee, approved him as a director nominee in recognition of his extensive experience in corporate finance and his strategic knowledge about investments in our industrials, transportation and automotive markets.

In the case of Ms. White, the Board, upon the recommendation of the Nominating and Corporate Governance Committee, approved her as a director nominee in recognition of her legal background, long tenure in the U.S. government and military serving advisory and operational roles, as well as her previous experience as a member of several boards of directors and board committees.

In the case of Mr. Nair, the Board, upon the recommendation of the Nominating and Corporate Governance Committee, approved him as a director nominee in recognition of his extensive global experience in the digital and strategic transformation of business throughout their life cycle and his background in transportation, electrification and automotive markets.

The Nominating and Corporate Governance Committee will evaluate director candidates recommended by stockholders in the same way that the Nominating and Corporate Governance Committee evaluates any other director candidate.

Any recommendation submitted to the Secretary should be in writing and should include any supporting material the stockholder considers appropriate in support of that recommendation but must include information that would be required under the rules of the SEC to be included in a proxy statement soliciting proxies for the election of such candidate and a written consent of the candidate to serve as one of our directors if elected. Stockholders wishing to recommend a candidate for consideration may do so by submitting the above information to the attention of the Secretary, 13211 Merriman Road, Livonia, Michigan 48150. All recommendations for nomination received by the Secretary that satisfy our Bylaw requirements relating to such director nominations will be presented to the Board for its consideration. Stockholders must also satisfy the notification, timeliness, consent, and information requirements set forth in

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our Bylaws. These requirements are also described under the section entitled “Stockholder Proposals for the 2026 Annual Meeting of Stockholders.”

The charter of the Nominating and Corporate Governance Committee is available on the Governance Documents portion of the Company’s website at https://investors.altg.com/governance/governance-documents/.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

No member of the Compensation Committee is a current or former officer or employee of the Company. During 2024, none of our executive officers served on the board of directors or compensation committee of any other company that has an executive officer serving on our Board or the Compensation Committee.

CODE OF BUSINESS CONDUCT AND ETHICS AND CORPORATE GOVERNANCE GUIDELINES

Our Code of Business Conduct and Ethics and Corporate Governance Guidelines are available on the Governance Documents portion of the Company’s website at https://investors.altg.com/governance/governance-documents/. If the Company ever were to amend or waive any provision of its Code of Business Conduct and Ethics that applies to the Company’s principal executive officer, principal financial officer, principal accounting officer or any person performing similar functions, the Company intends to satisfy its disclosure obligations, if any, with respect to any such waiver or amendment by posting such information on its website set forth above rather than by filing a Current Report on Form 8-K.

Clawback Policy

The Company has a Clawback Policy compliant with NYSE and SEC rules. Under the policy, in the event that we are required to prepare an accounting restatement of our financial results due to material noncompliance with any financial reporting requirement under the federal securities laws, we will reasonably promptly recover any excess incentive compensation awarded as a result of the error from executive officers who received incentive compensation during the three-year period preceding the date on which we were required to prepare the accounting restatement. The policy is administered by the Compensation Committee of the Board in accordance with applicable NYSE and SEC rules.

As required to be disclosed in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 filed with the SEC on March 5, 2025, the Company identified and corrected a multi-year error in the presentation of its Consolidated Statements of Cash Flows that was determined not to be material to prior periods. In particular, management determined that its presentation of the proceeds from the sale of rent-to-rent equipment was incorrectly presented as an operating cash flow as opposed to an investing cash flow, and management evaluated quantitative and qualitative factors for this misstatement and concluded it was not material to the prior periods. In accordance with the Company’s Clawback Policy, the Compensation Committee conducted a recovery analysis of incentive-based compensation in accordance with Rule 10D-1 under the Exchange Act. Based on this analysis, no recovery of incentive-based compensation was required, as the financial statement adjustments did not impact any of the metrics used to determine incentive compensation during the relevant recovery period, and thus there was no erroneously awarded compensation.

Insider Trading Policy

We have adopted insider trading policies and procedures governing the purchase, sale and other dispositions of the Company’s securities by directors, officers and employees that are reasonably designed to promote compliance with insider trading laws, rules and regulations. It is also the policy of the Company to comply with applicable securities laws when transacting in its own securities. A copy of our insider trading policies and procedures is attached as an exhibit to our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 filed with the SEC on March 5, 2025.

Director and Officer Hedging and Pledging

We have a policy prohibiting our directors, officers and employees (and their immediate family members and entities they control) from (1) purchasing financial instruments (including prepaid variable forward contracts, equity swaps, collars and exchange funds) designed to hedge or offset decreases in the market value of our equity securities including compensatory awards directly or indirectly held by them, and (2) pledging shares of Common Stock.

Stock Ownership Guidelines

Effective January 1, 2024, the Board adopted stock ownership guidelines for directors and executive officers of the Company. Under the guidelines, directors and executive officers have target ownership levels as follows:

Position	Stock Ownership Target

Chief Executive Officer	5 times annual base salary

Chief Finance Officer	2 times annual base salary

Other Section 16 Officers	1 time annual base salary

Non-Employee Directors	3 times annual cash retainer

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Each director and executive officer must attain the applicable stock ownership target by the end of the fifth fiscal year following the year that the policy was first applicable. The policy provides that if the director or executive officer has not attained the applicable stock ownership target in the required time period, he or she may not sell any shares until the stock ownership target is met, except to cover taxes on shares that become vested during the year. In the event of financial hardship, the Compensation Committee may determine to waive application of the policy. The following table provides information on how shares are counted towards the stock ownership requirement under the policy:

What We Count Toward the Requirement	What We DO NOT Count

Unvested time-vesting restricted stock units ("RSUs")	Unearned performance stock units ("PSUs")

Shares of Common Stock owned by the executive officer or director, owned jointly with a spouse, or held in a trust for their benefit	Unexercised stock options

Earned PSUs that are no longer subject to performance conditions and vest solely based on passage of time

STOCKHOLDER COMMUNICATIONS WITH THE BOARD

Stockholders and other interested parties may communicate with a member or members of our Board, including the Chairman of the Board, chairperson of the Audit, Compensation or Nominating and Corporate Governance Committees or to the non-management or independent directors as a group by addressing such communications to either the Company’s Secretary or to Investor Relations. All such correspondence should be sent c/o Alta Equipment Group Inc., 13211 Merriman Road, Livonia, Michigan 48150. Upon receipt, we will forward such correspondence as appropriate. Appropriate communications, excluding solicitations and “junk mail” or communications that are unrelated to the duties and responsibilities of the Board of Directors, are forwarded to the chairperson of the Audit Committee for review.

BOARD’S ROLE IN RISK OVERSIGHT

As part of our Board’s meetings, our Board assesses, on an ongoing basis, the risks faced by the Company in executing its business plans. These risks include financial, industrial, technological, competitive, and operational risks and exposures, both from a global perspective and on a branch-by-branch basis.

Our Board dedicates time to review and consider the relevant risks that need to be addressed at the time of the Board meeting. In addition to the full Board, the Audit Committee plays an important role in the oversight of the Company’s policies with respect to financial risk assessment and risk management, as well as assessing the Company’s major financial risk exposures. In particular, the Audit Committee reviews and discusses with management any significant risks or exposures with respect to risk assessment and risk management and assesses any steps taken to monitor and control such risks. Our Audit Committee receives regular updates from management on the primary cyber security risks facing the Company and the measures the Company is taking to mitigate such risks.

The Compensation Committee is charged with ensuring that our compensation policies and procedures do not encourage risk taking in a manner that would have a material adverse impact on the Company. In administering our compensation program, the Compensation Committee strives to achieve a balance among the elements of compensation to accomplish the objectives of the program. The Compensation Committee reviews the Company’s overall compensation program in the context of the risks that may be presented by the structure of our compensation program and the metrics used to determine compensation under that program. Based upon this review, the Compensation Committee believes that our compensation program does not create a reasonable likelihood of a material adverse effect on the Company. The Nominating and Corporate Governance Committee is charged with overseeing risks related to our governance processes, as well as any risks related to sustainability matters. Each of the Board’s Committee reports its findings to the full Board for consideration.

Our Board’s role in risk oversight at the Company is consistent with the Company’s leadership structure, with the CEO and other members of senior management having responsibility for assessing and managing the Company’s risk exposures, and our Board and its committees providing oversight in connection with those efforts and attempts to mitigate identified risks.

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Executive Officers

The following table sets forth the name, age, and position(s) of each of our executive officers:

Name	Age	Position

Ryan Greenawalt	50	Chairman of the Board and CEO

Anthony J. Colucci	46	Chief Financial Officer

Craig Brubaker	54	Chief Operating Officer

Jeffrey A. Hoover	45	Chief Legal Officer and General Counsel

Ryan Greenawalt, 50, joined the Company in December 2008 and has served as our CEO since December 2017 and as the Chairman of the Board since the Business Combination Closing. Mr. Greenawalt leads Alta’s executive leadership team and management, is responsible for corporate strategy and development and the Company’s long-term and short-term strategic objectives. He has led Alta’s acquisition activities since joining the Company, expanding Alta’s geographic footprint and entering new end markets. Mr. Greenawalt returned to the equipment industry after a career in financial services from 2002 to 2008. He has a BA from the University of Michigan, Ann Arbor and holds an MBA from the Eli Broad College of Business at Michigan State University. We believe that Mr. Greenawalt is qualified to serve in a leadership role with our management team and on our Board because of his long tenure with the Company, deep-rooted understanding of our business strategy, operations, and experience in handling both financial and business management matters.

Anthony J. Colucci, 46, joined the Company in February 2015 as Vice President of Finance and was named Chief Financial Officer (“CFO”) in 2017. Mr. Colucci has full responsibility for the Company’s accounting and finance function. Mr. Colucci has been a central figure in our mergers & acquisitions, capital raising and financial reporting activities since joining the Company. Prior to joining the Company, Mr. Colucci served as a Director of Corporate and Business Development at Blue Cross Blue Shield of Michigan from December 2013 until February 2015. From January 2004 until December 2013, he worked with UHY Advisors Inc., focusing on valuation, corporate finance, and financial consulting projects. Mr. Colucci earned a BA in Economics from Alma College and an MBA from Western Michigan University.

Craig Brubaker, 54, was appointed as an executive officer of the Company and as the Company’s Chief Operating Officer (“COO”), effective April 2022. Mr. Brubaker joined the Company in June 1995 and has held several operations positions over the course of his career at the Company including Systems Manager, Rental Manager, General Service Manager, and Regional Operations Manager. Mr. Brubaker served as Vice President of Operations from January 2006 until such time as he was named Chief Operating Officer in April 2022. Mr. Brubaker holds a BS in Mechanical Engineering from the University of Toledo.

Jeffrey A. Hoover, 45, joined the Company in January 2024 as Chief Legal Officer (“CLO”) and General Counsel. Mr. Hoover previously served as a partner at Dinsmore & Shohl LLP since July 2021. In addition, Mr. Hoover spent 14 years at Howard & Howard Attorneys, PLLC as an attorney and partner from 2007 through 2021. Mr. Hoover specialized in mergers and acquisitions, corporate finance, commercial lending, and real estate transactions. In these previous roles, Mr. Hoover has been an integral advisor to the Company, serving as external legal counsel since 2016. Mr. Hoover holds a BA in Accounting and MBA in Finance from Eastern Michigan University and Doctorate of Law from Cooley Law School.

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Proposal 2—Ratification of Appointment of Independent Registered Public Accounting Firm

APPOINTMENT OF REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee is solely responsible for the appointment, evaluation, compensation, retention, and, if appropriate, replacement of the independent registered public accounting firm retained to audit the Company’s financial statements. The Audit Committee has selected Deloitte & Touche LLP to serve as our independent registered public accounting firm for 2025.

Stockholder approval is not required to appoint Deloitte & Touche LLP as the independent registered public accounting firm for 2025. Our Board believes, however, that submitting the appointment of Deloitte & Touche LLP to the stockholders for ratification is a matter of good corporate governance. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines such a change would be in our best interests. The ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm requires the affirmative vote of a majority of the votes cast at the Annual Meeting.

AUDIT AND NON-AUDIT FEES

The following table sets forth the aggregate fees billed to us for the fiscal years ended December 31, 2024 and 2023 by Deloitte & Touche LLP following its appointment as our independent auditor in June 2022:

	2024 ($)	2023 ($)

Audit Fees(1)	1,910,000	2,024,000
Audit-Related Fees(2)	—	—
Tax Fees(3)	497,000	444,000
All Other Fees(4)	1,900	—
Total	2,408,900	2,468,000

(1)
Audit Fees represent the aggregate fees for professional services rendered for the audits of the annual financial statements and internal controls over financial reporting for fiscal years 2024 and 2023, and reviews of the Company’s quarterly consolidated financial statements, comfort letters and consents, other documents filed with the SEC and other services related to SEC matters.
(2)
Deloitte & Touche LLP did not provide any such Audit-Related services during the period.
(3)
Tax Fees represent the aggregate fees for tax compliance, tax advice, and tax planning services.
(4)
Other fees during the period include access to Deloitte & Touche LLP accounting research tools.

AUDIT COMMITTEE PRE-APPROVAL PROCEDURES FOR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has sole authority to engage and determine the compensation of our independent registered public accounting firm. The Audit Committee also is directly responsible for evaluating the independent registered public accounting firm, reviewing, and evaluating the lead partner of the independent registered public accounting firm and overseeing the work of the independent registered public accounting firm. The Audit Committee pre-approves all services to be provided by Deloitte & Touche LLP, and also considers and is required to pre-approve the engagement of Deloitte & Touche LLP for the provision of other services during the year. For each proposed service, the independent registered public accounting firm is required to provide detailed supporting documentation at the time of approval to permit the Audit Committee to make a determination as to whether the provision of such services would impair the independent registered public accounting firm’s independence, and whether the fees for the services are appropriate.

OUR BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP, AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

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Audit Committee Report

The Audit Committee consists solely of independent directors, as required by and in compliance with SEC rules and regulations and the NYSE Rules. The Audit Committee operates pursuant to a written charter adopted by the Board.

The Audit Committee is responsible for assisting the Board in its oversight responsibilities related to accounting policies, internal controls, financial reporting, and legal and regulatory compliance. Management of the Company has the primary responsibility for the Company’s financial reporting processes, proper application of accounting principles, and internal controls as well as the preparation of its financial statements. The Company’s independent registered public accounting firm is responsible for performing an audit of the Company’s financial statements and expressing an opinion as to the conformity of such financial statements with accounting principles generally accepted in the United States (“U.S. GAAP”).

The Audit Committee has reviewed and discussed the Company’s audited financial statements as of and for the year ended December 31, 2024 with management and the independent registered public accounting firm. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”). In addition, the Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence and has discussed with the independent registered public accounting firm its independence.

Based on the review and discussions described above, the Audit Committee recommended to the Board that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2024 for filing with the SEC.

Submitted by the Audit Committee.

Andrew Studdert, Chair
Katherine E. White
Sidhartha Nair
Colin Wilson

The foregoing Audit Committee Report shall not be deemed to be soliciting material or be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or under the Exchange Act, except to the extent the Company specifically incorporates this information by reference and shall not otherwise be deemed to be filed with the SEC under the Securities Act or the Exchange Act.

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Proposal 3—Non-binding Vote on Executive Compensation

In accordance with the requirements of Section 14A of the Exchange Act and the related rules of the SEC, stockholders are being asked to approve, in a non-binding advisory vote, the compensation of our named executive officers as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussions below. While the results of the vote are non-binding and advisory in nature, the Board intends to carefully consider the results of this vote. The approval of the compensation of our named executive officers requires the affirmative vote of a majority of the votes cast at the Annual Meeting.

The text of the resolution in respect of Proposal No. 3 is as follows:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed in this Proxy Statement pursuant to the rules of the SEC, including the Compensation Discussion and Analysis, compensation tables and any related narrative discussion, is hereby APPROVED.”

In considering their vote, stockholders may wish to review the information on our compensation policies and decisions regarding the named executive officers, as presented in the Compensation Discussion and Analysis starting on page 21 of this proxy statement. The next vote to approve the compensation of our named executive officers is expected to be held at the Company’s 2026 Annual Meeting of Shareholders.

OUR BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE COMPENSATION PAID TO OUR NAMED EXECUTIVE OFFICERS.

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Proposal 4—Approval of Employee Stock Purchase Plan Amendment

We are seeking your vote to approve the first amendment to our 2022 Employee Stock Purchase Plan, which was originally approved by shareholders at the 2022 Annual Shareholder Meeting. The purpose of the 2022 Employee Stock Purchase Plan is to provide eligible employees of the Company and certain of its affiliates and subsidiaries an opportunity to use payroll deductions to purchase shares of our common stock and thereby acquire an ownership interest in the Company. Due to significant interest by eligible employees of the Company, substantially all 325,000 shares reserved under the 2022 ESPP have been purchased, and we are submitting this proposal to a shareholder vote to increase the number of shares reserved under the 2022 ESPP Stock Purchase Plan.

On March 18, 2025, our Board of Directors approved and adopted an amendment to the 2022 Employee Stock Purchase Plan (as amended, the “ESPP”) to increase the number of shares reserved under the 2022 ESPP Stock Purchase Plan, subject to and effective upon approval by our shareholders at the Annual Meeting. The ESPP consists of two components: a 423 component (the “423 Component”) which is intended to qualify as an “employee stock purchase plan” within the meaning of Section 423 of the Internal Revenue Code (the “Code”), and a non-423 component (the “Non-423 Component”) which does not qualify as an “employee stock purchase plan” within the meaning of Code Section 423. Subject to approval by our shareholders of the amendment to the ESPP, the maximum aggregate number of shares of our common stock that may be purchased under the ESPP will be 995,731 shares, subject to adjustment as provided for in the ESPP. The common stock that may be purchased under the ESPP represents approximately 3% of the total number of shares of our common stock outstanding as of April 2, 2025.

SUMMARY OF MATERIAL TERMS OF THE ESPP

A summary of the material terms of the ESPP is set forth below. The summary is qualified in its entirety by reference to the full text of the ESPP, which is filed with this Proxy Statement as Appendix A and marked to show the amendment.

AUTHORIZED SHARES

Subject to adjustment as provided in the ESPP, a total of 995,731 shares of our Common Stock will be made available for sale under the ESPP. In the event of a stock dividend, stock split or combination of shares, recapitalization or other change in the Company’s capitalization, or other distribution with respect to our shareholders other than normal cash dividends, an automatic adjustment will be made in the number and kind of shares as to which outstanding options then unexercised will be exercisable, in the available shares reserved for sale under the ESPP, and in the purchase period limit, in order to maintain the proportionate interest of the participants before and after the event. As of April 2, 2025, the closing price of our common stock on the NYSE was $4.83 per share.

PLAN ADMINISTRATION

Our Compensation Committee will oversee the ESPP, and will have full and exclusive authority to interpret the terms of the ESPP and determine eligibility to participate, subject to the conditions of the ESPP. The Board of Directors and the Compensation Committee are also authorized to adopt rules, procedures and subplans with respect to the Non-423 Component of the ESPP.

ELIGIBILITY

Generally, employees of the Company and any of its designated subsidiaries and affiliates are eligible to participate in the ESPP, subject to the procedural enrollment and other requirements in the ESPP.

Our Compensation Committee may, in its discretion, determine prior to the beginning of an offering period that certain employees will not be eligible to participate if they: (i) do not meet eligibility requirements that the Committee may choose to impose (within the limits permitted by the Code); (ii) are not employed by the Company or a Participating Corporation prior to the beginning of such Offering Period or prior to such other time period as specified by the Committee; (iii) have not completed at least two years of service since their last hire date (or such lesser period of time as may be determined by our Compensation Committee in its discretion), (iv) customarily work not more than 20 hours per week (or such lesser period of time as may be determined by our Compensation Committee in its discretion), (v) customarily work not more than five months per calendar year (or such lesser period of time as may be determined by our Compensation Committee in its discretion), or (vi) are highly compensated employee within the meaning of Code Section 414(q). No employee may be granted options to purchase shares of our Common Stock under the 423 Component of the ESPP if such employee (i) immediately after the grant would own capital stock possessing 5% or more of the total combined voting power or value of all classes of our capital stock, or (ii) holds rights to purchase shares of our common stock under all of our employee stock purchase plans (as defined in Code Section 423) that accrue at a rate that exceeds $25,000 worth of shares of our common stock for each calendar year. For purposes of the ESPP, designated subsidiaries include any subsidiary (within the meaning of Code Section 424(f)) of the Company that has been designated by our Compensation Committee as eligible to participate in the 423 Component of the ESPP and designated affiliates include any of our affiliates that have been designated by our Compensation Committee as eligible to participate in the Non-423 Component of the ESPP.

16

As of April 2, 2025, approximately 2,875 employees would be eligible to participate in the ESPP.

OFFERING PERIODS

Pursuant to the terms of the ESPP, on the first trading day of an offering period, each eligible employee will be granted an option to purchase shares of our Common Stock on the last day of such offering period. Our Compensation Committee will determine the length of each offering period, provided that no offering period may exceed 27 months in length.

CONTRIBUTIONS

The ESPP permits each participant to purchase shares of our common stock through payroll deductions of up to 10% of their eligible compensation; provided, however, that a participant may not purchase more than a specific maximum number of shares, which limit will be determined by our Compensation Committee prior to the commencement of the offering period. No interest will accrue on a participant’s contributions to the ESPP, unless required by law in certain jurisdictions. A participant may withdraw during the offering period and may decrease (but not increase) their contributions.

PURCHASES

Unless a participant terminates employment or withdraws from the ESPP or an offering period before the last trading day of an offering period, the participant’s option will automatically be exercised on the last trading day of each offering period. The number of shares of our Common Stock purchased will be determined by dividing the payroll contributions accumulated in the participant’s account by the applicable purchase price, subject to the maximum share limit discussed above. No fractional shares of our Common Stock will be purchased. Any contributions accumulated in a participant’s account which are not sufficient to purchase a full share of our Common Stock will be rolled over to the next offering period, without interest, or will be refunded to them, without interest. Until otherwise determined by our Compensation Committee, the purchase price of the shares will be 85% of the lower of the fair market value of our common stock on the first trading day of each offering period or on the last trading day of each offering period (which we refer to as the “purchase date”).

WITHDRAWALS; TERMINATION OF EMPLOYMENT

A participant may end their participation at any time during an offering period and all, but not less than all, of their accrued contributions not yet used to purchase shares of our common stock will be returned to them, or will be rolled over to the next offering period, without interest. If a participant withdraws from an offering period, they must re-enroll in the ESPP in order to re-commence participation. If a participant ceases to be an eligible employee for any reason, they will be deemed to have elected to withdraw from the ESPP and their contributions not yet used to purchase shares of our common stock will be returned to them.

NON-TRANSFERABILITY

A participant may not assign, transfer, pledge or otherwise dispose of in any way (other than by will or the laws of descent and distribution) their rights with regard to options granted under the ESPP or contributions credited to their account.

CORPORATE TRANSACTIONS

The ESPP provides that in the event of a reorganization, merger, or consolidation of the Company with one or more corporations in which the Company is not the surviving corporation (or survives as a direct or indirect subsidiary of such other constituent corporation or its parent), or upon a sale of substantially all of the property or stock of the Company to another corporation, a successor corporation may assume or substitute each outstanding option. If the successor corporation refuses to assume or substitute for the outstanding option, the offering period then in progress will be shortened, and a new purchase date will be set. The Company will notify each participant that the purchase date has been changed and that the participant’s option will be exercised automatically on the new purchase date unless prior to such date the participant has withdrawn from the offering period.

AMENDMENT; TERMINATION

Subject to applicable law, our Compensation Committee, in its sole discretion, may amend, suspend, or terminate the ESPP at any time and for any reason, without shareholder approval. Our Compensation Committee may change the offering periods, designate separate offerings, limit the frequency and/or number of changes in the amount withheld during an offering period, establish the exchange rate applicable to amounts withheld in a currency other than U.S. dollars, permit contributions in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Company’s processing of properly completed contribution elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of our common stock for each participant properly correspond with contribution amounts, and establish such other limitations or procedures as our Compensation Committee determines in its sole discretion advisable that are consistent with the ESPP. Such modifications will not require shareholder approval or the consent of any ESPP participants. The ESPP automatically will terminate on ten years from the Effective Date, unless we terminate it sooner.

2025 PROXY STATEMENT	17

CERTAIN FEDERAL INCOME TAX EFFECTS

The following summary briefly describes U.S. federal income tax consequences of options granted under the ESPP, but is not a detailed or complete description of all U.S. federal tax laws or regulations that may apply, and does not address any local, state or other country laws. Therefore, no one should rely on this summary for individual tax compliance, planning or decisions. Participants in the ESPP should consult their own professional tax advisors concerning tax aspects of options granted under the ESPP. The discussion below concerning tax deductions that may become available to the Company under U.S. federal tax law is not intended to imply that the Company will necessarily obtain a tax benefit from those deductions. Taxation of equity-based payments in other countries is complex, does not generally correspond to U.S. federal tax laws, and is not covered by the summary below. The 423 Component of the ESPP is intended to qualify as an “employee stock purchase plan” meeting the requirements of Code Section 423. Under these provisions, a participant will not recognize taxable income until they sell or otherwise dispose of the shares purchased under the ESPP. If a participant disposes of the shares acquired under the ESPP more than two years from the option grant date and more than one year from the date the stock is purchased, then the participant must treat as ordinary income the amount by which the lesser of (i) the fair market value of the shares at the time of disposition, or (ii) the fair market value of the shares at the option grant date, exceeds the purchase price. Any gain in addition to this amount will be treated as a capital gain. If a participant holds shares at the time of their death, the holding period requirements are automatically deemed to have been satisfied and they will realize ordinary income in the amount by which the lesser of (i) the fair market value of the shares at the time of death, or (ii) the fair market value of the shares at the option grant date exceeds the purchase price. The Company will not be allowed a deduction if the holding period requirements are satisfied. If a participant disposes of shares before expiration of two years from the date of grant and one year from the date of exercise, then the participant must treat as ordinary income the excess of the fair market value of the shares on the purchase date over the purchase price. Any additional gain will be treated as long-term or short-term capital gain or loss, as the case may be. The Company will be allowed a deduction equal to the amount of ordinary income recognized by the participant. The Non-423 Component of the ESPP does not qualify under the provisions of Code Section 423. Under the applicable Code provisions, a participant will recognize ordinary income at the time the shares are purchased measured as the excess of the fair market value of the shares purchased over the purchase price and the Company will be entitled to a corresponding deduction. Any additional gain or loss on the subsequent sale or disposition will be long-term or short-term capital gain or loss, depending on the capital gain holding period. The ESPP is not subject to any of the requirements of ERISA. The ESPP is not, nor is it intended to be, qualified under Code Section 401(a).

REGISTRATION WITH THE SEC

If the amendment to the ESPP is approved by our stockholders and becomes effective, we intend to file a registration statement on Form S-8 registering the additional shares reserved for issuance under the ESPP as soon as reasonably practicable.

NEW PLAN BENEFITS

No employee has been or will be granted any compensatory options under the ESPP. The benefits to be received pursuant to the ESPP by the Company’s officers and employees are not determinable at this time.

BOARD RECOMMENDATION

The Board of Directors recommends voting “FOR” approval of the amendment to the Employee Stock Purchase Plan.

18

Security Ownership of Certain Beneficial Owners and Management

The following table shows information with respect to the beneficial ownership of our Common Stock as of April 2, 2025 for:

•
each person known to us to own beneficially 5% or more of our outstanding Common Stock;
•
each of our directors or director nominees;
•
each of our named executive officers; and
•
all of our directors and executive officers as a group.

As of April 2, 2025, there were 33,191,065 shares of our Common Stock outstanding. Except as indicated by footnote and subject to community property laws where applicable, to our knowledge, the persons named in the table below have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

The amounts and percentages of shares beneficially owned are reported on the basis of SEC regulations governing the determination of beneficial ownership of securities. Under SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares voting power or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Securities that can be so acquired are deemed to be outstanding for purposes of computing such person’s ownership percentage, but not for purposes of computing any other person’s percentage. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest.

Beneficial Owners of More Than 5%	Amount and Nature of Beneficial Ownership	Percent of Common Stock Outstanding

Mill Road Capital III, L.P. (1)	4,213,208	12.7%
Voss Capital, LLC (2)	3,245,000	9.8%
Snowbird Capital LLC (3)	2,056,495	6.2%
BlackRock, Inc.(4)	2,009,338	6.1%
Greenhaven Road Investment Management, L.P. (5)	1,794,066	5.4%
Directors, Director Nominees and Named Executive Officers
Ryan Greenawalt	5,543,539	16.7%
Anthony J. Colucci	172,391	*
Craig Brubaker	91,678	*
Jeffrey A. Hoover	6,533	*
Daniel Shribman	418,604	1.3%
Andrew Studdert	86,591	*
Katherine E. White	47,079	*
Sidhartha Nair	13,584	*
Colin Wilson	—	*
All Executive Officers and Directors as a Group (nine individuals)	6,379,999	19.2%

† c/o Alta Equipment Group Inc., 13211 Merriman Road, Livonia, Michigan 48150

* Represents beneficial ownership of less than 1% of the outstanding shares of Common Stock.

(1)
Based on information contained in a Schedule 13D/A filed by Mill Road Capital III, L.P. and Mill Road Capital III, GP LLC (collectively “Mill Road Reporting Persons”) with the SEC on September 24, 2024. Includes as of September 20, 2024, 4,213,208 shares beneficially owned, as to which Mill Road Reporting Persons has sole voting power and sole dispositive power. The business address of Mill Road Reporting Persons is 328 Pemberwick Road, Greenwich, CT 06831.
(2)
Based on information contained in a Schedule 13G filed by Voss Capital, LLC, Voss Value Master Fund, LP, Voss Value-Oriented Special Situations Fund, LP, Voss Advisors GP, LLC, Travis W. Cocke (collectively, the “Voss Capital Reporting Persons”) with the SEC on February 13, 2024, as of December 31, 2023. Includes 3,245,000 shares beneficially owned, as to which Voss Capital Reporting Persons has sole voting power and sole dispositive power over 2,875,000 shares and shared voting power and shared dispositive power over 370,000 shares. The business address of the reporting person is 3773 Richmond Avenue, Suite 500 Houston, Texas 77046.
(3)
Based on information contained in a Schedule 13G filed by Snowbird Capital LLC with the SEC on June 3, 2024. Includes, as of May 24, 2024, 2,056,495 shares beneficially owned, as to which Snowbird Capital LLC has sole voting power and sole dispositive power. The business address of Snowbird Capital LLC is 9400 South Saginaw Street, Suite E, Grand Blanc, MI 48439.
(4)
Based on information contained in a Schedule 13G/A filed by BlackRock, Inc. with the SEC on November 8, 2024. Includes, as of September 30, 2024, 2,009,338 shares beneficially owned as to which BlackRock, Inc. has sole dispositive power and of which sole voting power of 1,992,981 shares. The business address of BlackRock, Inc. is 50 Hudson Yards, New York, NY 10001.

2025 PROXY STATEMENT	19

(5)
Based on information contained in a Schedule 13G/A filed by Greenhaven Road Investment Management, L.P., MVM Funds, LLC, Greenhaven Road Capital Fund 1, L.P.,Greenhaven Road Capital Fund 2, L.P., and Scott Miller (collectively “Greenhaven Road Reporting Persons”) with the SEC on November 13, 2024. Includes as of September 30, 2024, 1,794,066 shares beneficially owned, as to which Greenhaven Road Reporting Persons has sole voting power and sole dispositive power. The business address of Greenhaven Road Reporting Persons is 8 Sound Shore Drive, Suite 190, Greenwich, CT 06830.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires executive officers, directors and persons who beneficially own more than 10% of a company’s common stock to file initial reports of ownership (Forms 3) and reports of changes in ownership (Forms 4 and 5) with the SEC and the NYSE. Based solely on our review of copies of such reports and on written representations from our executive officers and directors, we believe that our executive officers and directors complied with all Section 16(a) filing requirements during our fiscal year ended December 31, 2024.

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Executive Compensation

COMPENSATION DISCUSSION AND ANALYSIS

Overview

The following discussion analyzes our executive compensation program with respect to our named executive officers for the year ended December 31, 2024 and the material elements of the compensation packages awarded to such officers. The individuals whose compensation is discussed below are:

•
Ryan Greenawalt, our Chairman of the Board and CEO;
•
Anthony Colucci, our CFO;
•
Craig Brubaker, our COO; and
•
Jeffrey Hoover, our General Counsel and CLO.

We collectively refer to these individuals as our “named executive officers.”

2024 Financial and Operational Highlights

We accomplished the following financial and operation highlights during 2024:

•
Total revenues decreased $0.2 million year over year to $1,876.6 million.
•
Construction and Material Handling revenues of $1,131.4 million and $687.4 million, respectively.
•
Master Distribution with revenues of $59.2 million.
•
Product Support revenues increased 5.5% year over year with Parts sales increasing to $294.4 million and Service revenues increasing to $253.8 million.
•
New and used equipment sales decreased 3.8% to $987.0 million

Executive Compensation Highlights

Overall, our 2024 executive compensation reflects a combination of salary, cash incentives and equity awards. Our executive compensation program is highly incentive-based and weighted towards long-term equity and performance-based awards to emphasize our pay for performance philosophy while supporting retention. As shown in the chart below reflecting target compensation, our executives’ compensation generally has several basic components:

Compensation
Base Salary
25%
Cash Bonus
25%
RSUs
17%
PSUs
33%

➢	A modest base salary reviewed annually based on factors such as individual performance and market data.
➢	An annual cash bonus earned based on the achievement of annual performance targets and designed to encourage executives to deliver strong results and to reward them for their efforts during the year.
➢

Equity awards that vest in our common shares based on the achievement of performance targets for PSUs and long-term vesting requirements for both PSUs and RSUs in order to support retention and directly align our compensation program with shareholder value.

2025 PROXY STATEMENT	21

Compensation Philosophy and Objectives

Our compensation program is centered on a pay-for-performance philosophy and is designed to reward our named executive officers for their abilities, experience and efforts. The compensation programs we offer directly influence our ability to attract, retain and motivate the highly qualified and experienced professionals who are vital to our success as a Company.

We believe that having compensation programs designed to align executive officers’ interests with those of the Company and its stockholders and to reinforce accountability is the cornerstone to successfully implementing and achieving our strategic plan. In determining the compensation of our named executive officers, we are guided by the following key principles:

•
Attract, Retain, Motivate and Reward. Attract, retain, motivate and reward highly qualified and talented executives who possess the skills to achieve growth objectives in a competitive industry.
•
Pay for Performance. Align executive’s compensation with performance against our short-term and long-term Company performance objectives by rewarding results that meet or exceed our growth and profitability goals.
•
Competitive Compensation. Set executive compensation at levels competitive with peer companies and consistent with market practice.
•
Stockholder Alignment. Align executive interests with those of our stockholders to create long-term value by rewarding our executives for their contributions to the Company.

We seek to maintain a performance-oriented culture and a compensation approach that rewards our named executive officers when we achieve our goals and objectives, while putting at risk an appropriate portion of their compensation if our goals and objectives are not achieved. Consistent with this philosophy, we have sought to create an executive compensation package that balances short-term versus long-term components, cash versus equity elements and fixed versus contingent payments in ways that we believe are most appropriate to motivate our named executive officers.

Role of the Compensation Committee and Management

Executive compensation and related decisions, including the strategic oversight of our compensation and benefit programs, are made by the Compensation Committee. The Compensation Committee is responsible for establishing and overseeing the overall compensation structure, policies and programs of the Company and assessing whether our compensation structure resulted in appropriate compensation levels and incentives for the executive management of the Company.

The Compensation Committee works with the CEO and the Company’s Vice President of Human Resources, who make recommendations consistent with the guidelines established by the Compensation Committee for each element of compensation for our executives. After considering such factors as the nature and responsibilities of each named executive officer’s position, the named executive officer’s experience, the Company’s achievement of corporate goals, the named executive officer’s achievement of individual goals and other relevant considerations, together with consideration of the executive compensation philosophy described above, the Compensation Committee sets the annual compensation of our named executive officers. The compensation for each of our named executive officers is set and recommended for adoption at meetings of the Compensation Committee generally held in the first quarter of each year.

Role of the Compensation Consultant

The Compensation Committee has engaged an independent compensation consultant, Frederick W. Cook & Co, Inc. (“FW Cook”) to assist the Committee in evaluating the recommendations and guidance being provided in the development and creation of the executive compensation plan. FW Cook regularly participates in the Compensation Committee meetings and provides guidance and advice to the Compensation Committee. The Compensation Committee has evaluated whether any work provided by FW Cook caused any conflict of interest and determined that it did not.

The Company has separately engaged Mercer (US) Inc. (“Mercer”) as its compensation consultant to assist in the development of Alta’s compensation strategy and to provide guidance in building the executive compensation structure. As part of this consulting arrangement, Mercer provides compensation market data, executive compensation guidance, recommendations on compensation structures, and ongoing guidance with performance based executive compensation programs.

22

To assist the Compensation Committee in its review of our executive compensation program, based on the recommendations of Mercer and FW Cook, we established a peer group for the setting of fiscal 2024 compensation composed of 17 companies listed below. The peer group, which has been reviewed and approved by the Compensation Committee, was selected based on weighted parameters and financial information and was intended to ensure that the Company’s executive compensation program remains within a reasonable range of the peer median in terms of revenue, headcount, and market cap.

Fiscal 2024 Peer Group

America’s Car-Mart*	Global Industrial Company	Monro, Inc.
Astec Industries, Inc.	H&E Equipment Services*	MRC Global Inc.
BlueLinx Holdings Inc.	Herc Holdings*	OneWater Marine Inc.
Custom Truck One Source, Inc.	The Manitowoc Company, Inc.	Titan Machinery Inc.*
DNOW Inc.	MarineMax, Inc.	Trinity Industries*
DXP Enterprises*	McGrath RentCorp*

* Peer company used to benchmark pay magnitude (in addition to determining pay practices).

Say on Pay Vote on Executive Compensation

At the 2024 Annual Meeting of Stockholders, we conducted our third say on pay vote and 98% of our voting stockholders approved the compensation of our named executive officers in the non-binding advisory vote. The Compensation Committee viewed the results of our 2024 Say on Pay vote as an affirmation by our stockholders of the Company’s executive compensation program. Because we value the opinions of our stockholders, our Board and the Compensation Committee considers outcomes of our annual say on pay vote, as well as feedback received throughout the year, when making compensation decisions for our named executive officers.

Overview of Components of Compensation

As described previously, compensation for our named executive officers consists of three elements: base salary, annual cash incentive compensation and equity-based awards.

➣
The first component of our named executive officers’ compensation is base salary, which is intended to secure the services of each executive and compensate them for their functional roles and responsibilities. Our compensation program generally provides for a modest base salary in order to compensate our executives more robustly using incentive-based compensation aligned with our stockholders described below.
➣
The second component of our named executive officers’ compensation is an annual cash incentive opportunity, which is based upon a combination of Company and individual performance. These annual cash incentive opportunities are intended to link the pay of each named executive officer directly to the achievement of annual Company operating and/or other performance objectives. We believe this compensation component aligns the interests of our named executive officers with the interests of our stockholders in the pursuit of short- to medium-term performance that should create value for our stockholders.
➣
The third component of our named executive officers’ compensation is equity-based awards, which provide a long-term incentive component to the compensation packages of our named executive officers. The equity-based awards that we grant to our named executive officers align our named executive officers’ compensation to the interests of our investors and to each other, further reinforcing collaborative efforts for their mutual success. We believe that equity-based compensation also fosters a long-term commitment from our named executive officers to the Company and balances the shorter-term cash components of compensation that we provide.

Base Salary

We provide each named executive officer with a base salary for the services that the executive officer performs for us. This compensation component constitutes a stable element of compensation while other compensation elements are variable. Base salaries are reviewed annually and may be increased based on the individual performance of the named executive officer, Company performance, any change in the executive’s position within our business, the scope of their responsibilities and market data. During 2024, the Compensation Committee increased the base salaries of our named executive officers in light of market data from $642,720 to $662,002 for Mr. Greenawalt, from $424,875 to $437,621 for Mr. Colucci, from $259,560 to $275,000 for Mr. Brubaker, and $400,000 for Mr. Hoover who started in January 2024.

Annual Cash Incentive Program

We provide our named executive officers with the opportunity to share in our success through annual cash incentive awards under our annual cash incentive program (the “AIP”). The AIP provides our named executive officers with the opportunity to earn annual cash compensation in addition to their base salaries. The Compensation Committee is responsible for (i) setting annual objective performance targets, (ii) reviewing actual performance and (iii) determining the amount of compensation payable to each named executive officer.

2025 PROXY STATEMENT	23

The annual cash incentive awards earned under the AIP for fiscal 2024 performance represent the Company’s pay for performance philosophy, with payouts earned based on the achievement of performance targets described below. Under the AIP for fiscal 2024, each named executive officer’s annual target incentive opportunity was a percentage of their eligible base salary, with the target award set at a percentage of base salary (100% of base salary for Mr. Greenawalt, 70% of base salary for Mr. Colucci, 75% of base salary for Mr. Brubaker, and 65% of base salary for Mr. Hoover), the threshold award set at 50% of target and the maximum award level set at 200% of target.

The amount that each named executive officer was eligible to earn under the AIP was primarily based on objective Company performance measures, which, for fiscal 2024, were as follows:

•
Economic EBIT Yield (Weighted Percentage: 50%): A measure assessing the Company’s performance with respect to its return on invested capital.
•
Adjusted Pre-Tax Net Income (Weighted Percentage: 30%): A measure of the Company’s profitability.
•
Individual performance (Weighted Percentage: 20%): Individual performance goals established for each named executive officer, as further described below.

Shown below are the threshold, target and maximum performance goals, actual results and percentages earned with respect to each performance goal.

Performance Measure(1)	Threshold	Target	Maximum	Actual	Payout Percentage(2)
Economic EBIT Yield	10.0%	12.5%	15.0%	8.9%	0%

Adjusted Pre-Tax Net Income (loss) (in thousands)	$12,000	$20,000	$28,000	$(36,900)	0%

(1)
Economic EBIT Yield and Adjusted Pre-Tax Net Income are non-GAAP financial measures, information about which can be found in Appendix B to this proxy statement. Financial measures calculated for compensation purposes adjust for and remove the influence of any material acquisition activities occurring throughout the period, as targets were established exclusive of merger and acquisition activities.
(2)
Weighted payout percentages resulted in 0% for Economic EBIT Yield and Adjusted Pre-Tax Net Income.

Individual Performance. After reviewing the actual performance of the Company, the Compensation Committee also considered each named executive officer’s performance during the year against pre-established individual performance goals, including performance on leadership initiatives, stakeholder and investor relations, operational performance, and other business responsibilities. Specifically, in 2024 our named executive officers led the successful refinancing of the Company’s first and second lien debt facilities, negotiated long-term extensions to various notable labor union agreements, optimized administrative expenses and rental fleet in the second half of the year, and launched a corporate-wide initiative that will result in the Company operating on a next generation ERP platform in 2026. Following the Compensation Committee’s consideration of the individual contributions in achieving successful 2024 Company financial results, the Compensation Committee determined that the payout percentage for the individual performance factor weighted at 20% that would be earned in 2024 for each of the named executive officers was 200%, resulting in a weighted percentage of 40%.

AIP Payouts for Fiscal 2024. Based on the performance results described above and factoring in the weighting for each performance measure, Mr. Greenawalt earned an AIP cash payout of $264,801 (based on the 40% performance factor earned), Mr. Colucci earned an AIP cash payout of $122,534 (based on the 40% performance factor earned), Mr. Brubaker earned an AIP cash payout of $82,500 (based on the 40% performance factor earned), and Mr. Hoover earned an AIP cash payout of $104,000 (based on the 40% performance factor earned).

Equity Incentive Awards

In fiscal 2024, similar to prior years, each of the named executive officers that were with the Company at the time of grant were granted equity awards under the Company’s 2020 Omnibus Incentive Plan (the “Equity Plan”). These awards are designed to align a portion of our named executive officers’ compensation with the interests of our stockholders and to build retention value by incentivizing our named executive officers to remain in our service.

RSU and PSU Grants in Fiscal 2024

In fiscal 2024, the Compensation Committee chose to use a mix of time-based RSUs and performance-based PSUs. RSUs are specifically designed to attract and retain executives, reward performance and align our executives’ interests with our stockholders by encouraging stock ownership. Performance-based PSUs, if earned based on the achievement of performance targets, are paid out in shares of our common stock over a multi-year vesting period to reward executives based on the Company’s performance, align our executives’ interests with our stockholders and promote retention over the vesting period.

The fiscal 2024 equity awards consisted of a time-based equity award and a performance-based equity award earned based on fiscal 2024 performance, followed by a time-based vesting period. On March 19, 2024, the Compensation Committee approved these grants of:

•
Time-based equity awards in the form of RSUs to each of our named executive officers (collectively, the “2024 Time-Based RSU Awards”) with a grant date of March 19, 2024. The 2024 Time-Based Awards, which consist of 38,705 RSUs for Mr. Greenawalt, 15,991 RSUs for Mr. Colucci, 4,020 RSUs for Mr. Brubaker, and 7,601 RSUs for Mr. Hoover, vest in equal installments over a three-year period on February 14, 2025, February 14, 2026, and February 14, 2027.

24

•
Performance-based equity awards in the form of PSUs to each of our named executive officers (collectively, the “2024 Performance-Based PSU Awards”). The 2024 Performance-Based Awards were earned based on Economic EBIT Yield and Adjusted Pre-Tax Net Income performance for fiscal 2024 and if earned, would vest in two equal installments during the subsequent two-year period. These awards are described further below.

2024 Performance-Based PSU Awards

With respect to the 2024 Performance-Based PSU Awards, on March 19, 2024 the Compensation Committee approved a target, threshold and maximum number of shares underlying the performance awards for each of our named executive officers as follows:

Name	Threshold (# of PSUs)	Target (# of PSUs)	Maximum (# of PSUs)

Ryan Greenawalt	39,292	78,583	157,166
Tony Colucci	16,234	32,467	64,934
Craig Brubaker	4,081	8,161	16,322
Jeffrey Hoover	7,716	15,432	30,864

The Compensation Committee established the threshold, target and maximum performance goals for the 2024 Performance-Based PSU Awards with respect to Economic EBIT Yield and Adjusted Pre-Tax Net Income (with each weighted at 50%), using the same goals as set forth above for the 2024 Annual Cash Incentive Program as set forth on page 24 above.

Following the end of the 2024 annual performance period, on March 18, 2025 the Compensation Committee met to certify the Company’s performance with respect to these 2024 performance goals and award the PSUs earned by each of our named executive officers for their 2024 Performance-Based PSU Awards. Given the Company's 2024 performance, none of our named executive officers received Performance-Based PSU Awards in 2024.

EQUITY GRANT PROCEDURES

The Company’s Compensation Committee approves equity awards for our NEOs on or before the date of grant, and it is the Committee’s general practice to approve annual equity awards in the first quarter of each year. On occasion, equity awards may be granted outside of our annual grant cycle for new hires, promotions, retention, or other purposes. Generally, the date of grant for equity awarded to our NEOs occurs when the Company has no material non-public information and the Company does not permit the timed disclosure of material non-public information for the purpose of affecting the value of executive compensation.

PERQUISITES

We provide perquisites and other personal benefits to our named executive officers that we and the Compensation Committee believe are reasonable and consistent with our overall compensation program to better enable us to attract and retain superior employees for key positions. Our perquisites in fiscal 2024 consisted of personal use of a Company owned vehicle and/or an automobile allowance. The Compensation Committee periodically reviews the perquisites that are provided to our executive officers to ensure that they are reasonable and that we remain competitive with comparable companies and are able to attract and retain highly qualified senior executives.

HEALTH AND RETIREMENT BENEFITS

We provide medical, dental, vision, life insurance and disability benefits to all eligible employees. Our named executive officers are eligible to participate in these benefits on the same basis as all other employees. We also provide, at our own expense, additional disability coverage to certain key employees, including Mr. Greenawalt, Mr. Colucci, Mr. Brubaker, and Mr. Hoover. We maintain a 401(k) savings plan that allows participants, including our named executive officers, to defer cash compensation up to the maximum deferral under applicable IRS guidelines. We offer a discretionary 401(k) matching contribution of $.50/$1.00 for each participant contribution, up to 7% of employee wages. Eligible employees begin to participate in benefits after completing 30 days of employment.

SEVERANCE

Please refer to the section titled “Potential Payments Upon Termination or Change in Control” for more information regarding applicable compensatory provisions related to a termination or change in control. The compensation and benefits ultimately awarded in connection with a separation are determined at the discretion of the Compensation Committee and may be based on the executive, their position, nature of the potential separation and such executive’s compliance with any applicable post-termination restrictive covenants.

2025 PROXY STATEMENT	25

Compensation Committee Report

The Compensation Committee has reviewed and discussed the following Compensation Discussion and Analysis with management. Based on its review and discussion with management, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into the Annual Report.

Submitted by the Compensation Committee.

Sidhartha Nair, Chair

Andrew Studdert

Daniel Shribman

SUMMARY COMPENSATION TABLE

The following table summarizes the compensation earned by each of our named executive officers for the fiscal years indicated.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)

Ryan Greenawalt,	2024	656,440	—	1,413,320		264,801	21,490	2,356,051
Chairman of the Board and CEO	2023	635,589	—	1,232,163	—	960,866	30,994	2,859,613
	2022	618,000	—	1,786,644	—	1,112,400	16,490	3,533,534
	2021	596,538	—	395,882	—	480,000	17,595	1,490,015
	2020	476,615	60,000	—	—	—	3,342	539,957
Anthony Colucci,	2024	433,944	—	583,919		122,534	22,707	1,163,105
CFO	2023	421,305	—	509,070	—	444,632	18,206	1,393,214
	2022	412,500	—	730,549	—	519,750	14,656	1,677,455
	2021	369,231	200,000	154,645	—	236,250	12,819	972,945
	2020	256,538	825,000	819,000	—	—	7,797	1,908,335
Craig Brubaker,	2024	270,546	—	146,781	—	82,500	21,985	521,812
COO	2023	257,379	—	124,407	—	291,032	13,392	686,210
	2022	252,000	—	177,572	—	340,200	28,153	797,925
Jeffrey Hoover CLO and General Counsel	2024	364,615	—	277,548	—	104,000	12,951	759,114

(1)
The amounts in this column reflect the named executive officer’s base salary earned during the fiscal year covered.
(2)
The amounts in this column represents the aggregate grant date fair value of stock awards during each of the years presented, computed in accordance with the Financial Accounting Standards Board Accounting Standards Codification (“FASB ASC”) Topic 718, without taking into account estimated forfeitures. The assumptions made when calculating the amounts are found in Note 13 “Stock-Based Compensation” to our Consolidated Financial Statements in Part II, Item 8 of our Annual Report on Form 10-K for the year ended December 31, 2024 filed with the SEC on March 5, 2025. For information about the equity we granted in fiscal 2024, see “Compensation Discussion and Analysis—Equity Incentive Awards—RSU and PSU Grants in Fiscal 2024.” With respect to the 2024 Performance-Based PSU Awards, the grant date fair value is reported based upon the probable outcome of conditions, which assumes the vesting of 100% of the PSUs granted. Assuming the highest level of performance is achieved (which would result in the vesting of 200% of the PSUs granted in 2024), the aggregate grant date fair value of the PSUs reflected in the table above would be $1,893,850 for Mr. Greenawalt, $782,455 for Mr. Colucci, $196,680 for Mr. Brubaker, and $371,911 for Mr. Hoover, respectively.
(3)
The amounts in this column for fiscal 2024 represent the named executive officer’s annual cash incentive compensation earned for performance during the fiscal year covered (the “2024 AIP”). For more information on the Company’s annual cash bonus determinations, see “Compensation Discussion and Analysis—Annual Cash Incentive Program”.
(4)
The amounts reported in the “All Other Compensation” column for fiscal 2024 reflect, for each named executive officer, 401(k) matching contributions, disability insurance and transportation related benefits (consisting of the personal use of a Company car or an automobile allowance).

26

GRANTS OF PLAN-BASED AWARDS IN FISCAL 2024

The following table provides information relating to awards granted under the AIP and time-based awards of our Common Stock granted during fiscal 2024.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of	Grant Date Fair Value of Stock
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Shares or Units (#)	and Option Awards ($)(4)

Ryan Greenawalt
2024 AIP(1)		$331,001	$662,002	$1,324,004

2024 Time-Based RSU Awards(2)	March 19, 2024							38,705	$466,395

2024 Performance-Based PSU Awards(3)	March 19, 2024				39,292	78,583	157,166		$946,925

Anthony Colucci
2024 AIP(1)		$153,167	$306,335	$612,669

2024 Time-Based RSU Awards(2)	March 19, 2024							15,991	$192,692

2024 Performance-Based PSU Awards(3)	March 19, 2024				16,234	32,467	64,934		$391,227

Craig Brubaker
2024 AIP(1)		$103,125	$206,250	$412,500

2024 Time-Based RSU Awards(2)	March 19, 2024							4,020	$48,441

2024 Performance-Based Awards(3)	March 19, 2024				4,081	8,161	16,322		$98,340
Jeffrey Hoover
2024 AIP(1)		$130,000	$260,000	$520,000

2024 Time-Based RSU Awards(2)	March 19, 2024							7,601	$91,592

2024 Performance-Based Awards(3)	March 19, 2024				7,716	15,432	30,864		$185,956

(1)
The amounts reported in these columns reflect the full year annual cash incentive award opportunity range under the AIP for fiscal 2024, the terms of which are summarized under “Compensation Discussion and Analysis—Annual Cash Incentive Program”.
(2)
Represents the 2024 Time-Based RSU Awards vesting in three equal installments on February 14, 2025, February 14, 2026, and February 14, 2027.
(3)
Represents the 2024 Performance-Based PSU Awards subject to achievement based on 2024 performance targets.
(4)
Based on the closing market price of the Company’s common stock on March 19, 2024 of $12.05.

NARRATIVE DISCLOSURE TO SUMMARY COMPENSATION TABLE AND GRANTS OF PLAN-BASED AWARDS TABLE

Terms of Equity Awards

As discussed under the heading “Compensation Discussion and Analysis—Equity Incentive Awards” above, and “Potential Payments Upon Termination or Change in Control” below, we granted the 2024 Time-Based RSU Awards in 2024 in accordance with the terms described therein.

2025 PROXY STATEMENT	27

OUTSTANDING EQUITY AWARDS AT 2024 FISCAL YEAR-END

The following table provides information regarding outstanding equity awards held by each of our named executive officers as of December 31, 2024.

	Option Awards					Stock Awards

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($) (7)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(7)

Ryan Greenawalt
2022 Time-Based RSU Awards(1)						11,141	72,862
2023 Time-Based RSU Awards(2)						17,103	111,854
2024 Time-Based RSU Awards(3)						38,705	253,131
2022 Performance-Based PSU Awards(4)						59,376	388,319
2023 Performance-Based PSU Awards(5)						67,710	442,823
2024 Performance-Based PSU Awards(6)						—	—
Tony Colucci
2022 Time-Based RSU Awards(1)						4,648	30,398
2023 Time-Based RSU Awards(2)						7,066	46,212
2024 Time-Based RSU Awards(3)						15,991	104,581
2022 Performance-Based PSU Awards(4)						24,770	161,996
2023 Performance-Based PSU Awards(5)						27,975	182,957
2024 Performance-Based PSU Awards(6)						—	—
Craig Brubaker
2022 Time-Based RSU Awards(1)						1,136	7,429
2023 Time-Based RSU Awards(2)						1,727	11,295
2024 Time-Based RSU Awards(3)						4,020	26,291
2022 Performance-Based PSU Awards(4)						6,054	39,593
2023 Performance-Based PSU Awards(5)						6,836	44,707
2024 Performance-Based PSU Awards(6)						—	—
Jeffrey Hoover
2024 Time-Based RSU Awards(3)						7,601	49,711
2024 Performance-Based PSU Awards(6)						—	—

(1)
Represents the 2022 Time-Based RSU Awards still outstanding as of December 31, 2024 and vesting on February 14, 2025.
(2)
Represents the 2023 Time-Based RSU Awards vesting in two equal installments on February 14, 2025 and February 14, 2026.
(3)
Represents the 2024 Time-Based RSU Awards vesting in three equal installments on February 14, 2025, February 14, 2026, and February 14, 2027.
(4)
Represents the 2022 Performance-Based PSU Awards vesting on February 14, 2025.
(5)
Represents the 2023 Performance-Based PSU Awards earned based on actual results, vesting in two equal installments on February 14, 2025 and February 14, 2026.
(6)
Represents the 2024 Performance-Based PSU Awards earned based on actual results.
(7)
Based on the closing market price of the Company’s common stock on December 31, 2024 of $6.54.

28

STOCK VESTED IN FISCAL 2024

The following table provides information regarding the vesting of equity awards for each of our named executive officers during fiscal 2024.

	Stock Awards

Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting (1) ($)

Ryan Greenawalt	112,953	1,275,239
Anthony Colucci	62,438	704,925
Craig Brubaker	27,479	310,238
Jeffrey Hoover	—	—

(1)
Based on the closing market price of the Company’s common stock on the vesting date of $11.29.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The following summaries and table describe and quantify the potential payments and benefits that the Company would provide to our named executive officers in connection with their termination of employment and/or change in control. In determining amounts payable, we have assumed in all cases that the terms of the executive’s current equity award and any employment agreements with us were in effect on, and the termination of employment and/or change in control occurred on December 31, 2024.

Outstanding Equity Awards

Under the terms of our equity awards, upon termination of the named executive officer’s employment, any outstanding RSUs and PSUs shall be forfeited. Notwithstanding the foregoing, if the termination is due to death, disability or, if within two years after a change in control, the named executive officer is terminated without cause, then any outstanding RSUs and PSUs shall vest on the date of such termination.

Estimated Payments and Benefits Upon Termination

The following table describes the potential benefits that would have been payable to our currently employed named executive officers under existing plans and contractual arrangements assuming a termination or change of control occurred on December 31, 2024, the last business day of fiscal 2024. The amounts shown in the table do not include payments and benefits to the extent they are provided generally to all salaried employees upon termination of employment and do not discriminate in scope, terms or operation in favor of the named executive officers.

Name	Payment Element*	Death or Disability($)	Termination Without Cause following Change in Control ($)	Termination Without Cause or Good Reason ($)

Ryan Greenawalt	Acceleration of Equity Awards	1,268,989	1,268,989	—
Anthony Colucci	Acceleration of Equity Awards	526,143	526,143	—
Craig Brubaker	Acceleration of Equity Awards	129,315	129,315	—
Jeffrey Hoover	Acceleration of Equity Awards	49,711	49,711	—

* Based on closing market price of the Company’s common stock on December 31, 2024 of $6.54.

2025 PROXY STATEMENT	29

Director Compensation

Our Compensation Committee reviews and makes recommendations to the Board regarding our director compensation program in accordance with its charter. As part of its review, the Compensation Committee considers various factors, including the skills and time commitment required of the Company’s directors and the compensation practices of the boards of directors of relevant peer companies and the general market. The Compensation Committee’s independent compensation consultant, FW Cook, advises the Compensation Committee with respect to director compensation.

The objectives of the Compensation Committee are to compensate directors in a manner that closely aligns the interests of directors with those of our shareholders, to attract and retain highly qualified directors and to structure and set total compensation in such a manner and at such levels that will not call into question any director’s objectivity. It is the Board’s practice to provide a mix of cash and equity-based compensation to non-employee directors, as discussed below.

Elements of Director Compensation Program

Our non-employee director compensation program provides for the following:

•
Annual cash fee of $75,000 for fiscal 2024, paid in four installments of $18,750 as fees related to their service on our Board.
•
The Chairpersons of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee receive supplemental annual cash fees of $25,000, $20,000, and $20,000, respectively. Non-chairperson members of Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee receive supplemental annual cash fees of $7,500, $5,000, and $5,000, respectively. Payment of the fees for serving as a committee member is also made in cash in four equal installments.
•
Non-employee directors receive annual grants of RSUs at the time of the Annual Stockholder Meeting with an award value of $100,000. Subject to a director’s election to defer the receipt of RSUs (and associated accrued dividends) to the director’s termination of service as a director, the RSU for any year shall vest 1/12th each month and fully vest on the date of the annual meeting of the Company’s stockholders in the following year. The number of RSUs to be issued is determined by dividing (x) $100,000, by (y) the volume weighted average closing price for the Company’s common stock for the 20 trading days preceding the date of issuance. Subject to director’s election to defer, dividends accrue and are paid in cash with respect to vested RSUs following the end of any calendar quarter during which dividends are paid on outstanding shares of our common stock.

The following table sets forth the total compensation earned by each member of our Board during the year ended December 31, 2024:

Name	Fee Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)

Daniel Shribman	82,500	97,275	179,775
Zachary E. Savas	47,500	—	47,500
Sidhartha Nair	84,911	113,834	198,745
Andrew Studdert	107,500	97,275	204,775
Katherine E. White	100,625	97,275	197,900
Colin Wilson	25,000	—	25,000

(1)
Represents the aggregate grant date fair value of stock awards during fiscal 2024 computed in accordance with FASB ASC Topic 718, without taking into account estimated forfeitures. The assumptions made when calculating the amounts are found in Note 13 “Stock Based Compensation” to our Consolidated Financial Statements in Part II, Item 8 of our Annual Report on Form 10-K for the year ended December 31, 2024. In addition, Mr. Shribman, Mr. Studdert, and Ms. White accrued $9,411 and Mr. Nair accrued $1,549 in dividend equivalents for shares vested for the year ended December 31, 2024.

The following table provides a summary of the aggregate number of unvested RSUs outstanding and vested deferred awards for each of our non-employee directors as of December 31, 2024.

Name	Unvested RSUs Outstanding (as of December 31, 2024) (#)	Vested Deferred Awards (as of December 31, 2024) (#)

Daniel Shribman	5,804	41,275
Zachary E. Savas	—	—
Nair, Sidhartha	5,804	7,780
Andrew Studdert	5,804	41,275
Katherine E. White	5,804	41,275
Colin Wilson	—	—

30

Transactions With Related Persons

POLICIES AND PROCEDURES FOR RELATED PERSON TRANSACTIONS

The Company has a written Related Person Transaction Policy to assist it in reviewing, approving and ratifying related person transactions. This Related Person Transaction Policy supplements our other policies that may apply to transactions with related persons, such as our Governance Guidelines and Code of Business Conduct and Ethics. Pursuant to the policy, our Audit Committee approves (or ratifies when pre-approval is not feasible) all related person transactions, as defined in the Related Person Transaction Policy. Under the policy, in determining whether or not to approve a Related Party Transaction, the Audit Committee considers (a) the relevant facts and circumstances of the transaction, including if the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third-party, (b) the extent of the Related Party’s interest in the transaction, (c) whether the transaction contravenes the Company’s Code of Business Conduct and Ethics or other policies, (d) whether the relationship underlying the transaction is believed to be in the best interests of the Company and its stockholders and (e) if such Related Party is a director or his or her family member, the effect that the transaction may have on the director’s status as an independent member of the Board and eligibility to serve on committees of the Board pursuant to SEC and NYSE rules.

Related Person Transactions

Lease Agreement

During fiscal 2024, the Company was party to a lease agreement involving a real estate entity owned in part by a related person under SEC rules. The Property Lease Agreement dated March 20, 2015, was entered into between LMG Holdings, L.L.C., an entity which is controlled by Ryan Greenawalt’s mother, Lucia Greenawalt, and Alta Industrial Equipment Company, L.L.C. The monthly rent is $10,000, subject to adjustment from time to time as set forth in the lease, and for fiscal year 2024, a total of $120,000 rent was paid under the lease. The leased property is located in South Bend, Indiana and the parties believe the lease amount and other terms of the lease are comparable to similar commercial leases in the same geographic area.

OneH2 Transactions

Our CEO, CFO, and COO collectively own an indirect, non-controlling minority interest in OneH2, Inc. (“OneH2”), which they each acquired through various transactions that took place in early 2018 and prior. Our CEO is on the Board of Directors of OneH2. OneH2 is a privately held company that produces and delivers hydrogen fuel to end users and manufactures modular hydrogen plants and related equipment. The Company purchased $1.6 million, $0.4 million and $0.3 million of hydrogen fuel from OneH2 for the years ended December 31, 2024, 2023 and 2022, respectively. For the years ended December 31, 2024 and 2023, the Company paid OneH2 $0.8 million and $1.1 million, respectively, as part of the Company's total investment to date of $5.3 million to build and commercialize a hydrogen production plant for the Company which we expect to become operational in the first six months of 2025.

2025 PROXY STATEMENT	31

Pay Ratio

In accordance with SEC rules, we are providing the ratio of the annual total compensation of our CEO to the annual total compensation of our median employee. The 2024 annual total compensation of our CEO is $2,356,051, the 2024 annual total compensation of our median compensated employee is $70,852, and the ratio of these amounts is 33 to 1. For the purpose of identifying our median compensated employee, we used our global employee population as of December 31, 2024 and total cash compensation as our consistently applied compensation measure. In this context, total cash compensation means the total amount of cash earned by employees during fiscal 2024, which we annualized for all permanent employees who did not work for the entire year.

Our pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on the methodology described herein. Because the SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates, and assumptions in calculating their own pay ratios.

32

Pay versus Performance

The following table provides information required by Item 402(v) of Regulation S-K. For information regarding the Company’s pay-for-performance philosophy and how the Company aligns executive compensation with the Company’s performance, see “Executive Compensation – Compensation Discussion and Analysis.”

			Average Summary Compensation	Average Compensation Actually Paid to	Value of Initial Fixed $100 Investment Based On: (4)
Year	Summary Compensation Table Total for PEO(1)	Compensation Actually Paid to PEO(3)	Table Total for non-PEO Named Executive Officers(2)	non-PEO Named Executive Officers(3)	Total Shareholder Return	Peer Group Total Shareholder Return(5)	Net (Loss) Income	Economic EBIT Yield(6)

2024	2,356,051	210,331	814,677	267,133	$66.49	$155.78	($62.1 million)	8.9%
2023	2,859,613	2,910,906	1,039,712	1,119,076	$122.17	$163.80	$8.9 million	15.5%
2022	3,533,534	4,349,809	1,237,690	1,343,677	$128.19	$149.21	$9.3 million	15.3%
2021	1,490,015	1,574,706	972,945	1,249,779	$141.04	$161.79	($20.8 million)	12.1%
2020	539,957	539,957	1,908,335	1,731,535	$95.18	$113.71	($24.0 million)	10.2%

(1) Ryan Greenawalt was our CEO for the years presented.

(2) Other named executive officers consisted of Anthony Colucci, Craig Brubaker, and Jeffrey Hoover for fiscal 2024; Anthony Colucci and Craig Brubaker for fiscal 2023 and fiscal 2022; and Anthony Colucci for fiscal 2021 and fiscal 2020.

(3) Compensation “actually paid” is calculated in accordance with Item 402(v) of Regulation S-K. The tables below sets forth each adjustment made during each year presented in the table to calculate the compensation “actually paid” to our NEOs during each year in the table:

	2024		2023		2022		2021

Adjustments to Determine Compensation “Actually Paid”	PEO	Other NEOs	PEO	Other NEOs	PEO	Other NEO	PEO	Other NEO

Summary Compensation Table Amounts (Average Amounts for Other NEOs)	2,356,051	814,677	2,859,613	1,039,712	3,533,534	1,237,690	1,490,015	972,945

Deduction for amounts reported under the “Stock Awards” column in the Summary Compensation Table	(1,413,320)	(336,083)	(1,232,163)	(316,738)	(1,786,644)	(454,060)	(395,882)	(154,645)

Increase for fair value of awards granted during covered year that remain outstanding as of the end of the covered year end	259,749	61,768	1,170,878	300,984	2,651,305	643,623	480,573	187,729

Increase/(deduction) for change in fair value from prior year-end to covered year-end for all awards granted in a fiscal year prior to the covered fiscal year that were outstanding unvested at the end of the covered fiscal year	(870,159)	(224,674)	(103,552)	(36,150)	(29,237)	(50,501)	N/A	232,050

Increase/(deduction) for change in fair value from prior year-end to vesting date of awards granted prior to covered year that vested during covered year	(121,989)	(48,555)	216,130	131,268	(19,149)	(33,075)	N/A	11,700

Deduction of fair value of awards granted prior to covered year that were forfeited during covered year	—	—	—	—	—	—	—	—

Increase based upon incremental fair value of awards modified during year	—	—	—	—	—	—	—	—

Increase based on dividends or other earnings paid during covered year, prior to vesting date of award	—	—	—	—	—	—	—	—

Compensation Actually Paid	210,331	267,133	2,910,906	1,119,076	4,349,809	1,343,677	1,574,706	1,249,779

(4)
Assumes $100 invested in our common shares on February 14, 2020, and reinvestment of all dividends.
(5)
The 2024 peer group used by the Company for purposes of its compensation disclosure, as set forth in the Compensation Discussion & Analysis section, consists of the following companies: MRC Global Inc.; Herc Holdings Inc.; BlueLinx Holdings Inc.; Trinity Industries, Inc; MarineMax, Inc.; DNOW Inc.; The Manitowoc Company, Inc.; Titan Machinery Inc.; Custom Truck One Source, Inc.; OneWater Marine Inc.; DXP Enterprises, Inc.; H&E Equipment Services, Inc.; Astec Industries, Inc.; Monro, Inc.; Global Industrial Company; America’s Car-Mart, Inc.; and McGrath RentCorp. The peer groups used to calculate Peer Group Total Shareholder Return in prior years are disclosed in our 2024 and 2023 proxy statements.
(6)
Economic EBIT Yield is a measure assessing the Company’s performance with respect to its return on invested capital. For more information regarding Economic EBIT Yield, see Appendix B.

2025 PROXY STATEMENT	33

Relationship Between “Compensation Actually Paid” and Performance

•
Relationship Between Compensation Actually Paid to our PEO and the Average of the Compensation Actually Paid to the Other NEOs and the Company’s Cumulative TSR. From 2020 to 2024, the compensation actually paid to our PEO and the average of the compensation actually paid to the Other NEOs decreased by 61% and 85%, respectively, compared to a:
•
34% decrease in our TSR over the same time period
•
159% decrease in our Net (Loss) Income over the same time period
•
13% decrease in our Economic EBIT Yield over the four-year period.
•
Relationship Between the Company’s TSR and the Peer Group TSR. The TSR for the peer group disclosed in the table above increased by 56% from the Business Combination Closing Date in 2020 to 2024 as compared to the Company’s TSR, which decreased by 34% over the same time period.

Tabular List of Most Important Financial Performance Measures

The following is a list of the financial performance measures that we believe are the most important financial performance measures used to link NEO compensation to company performance. For more information, see “Executive Compensation – Compensation Discussion & Analysis” in this proxy statement. Although we do not in practice use any performance measures to link compensation “actually paid” (as calculated herein) to company performance, we are providing this list in accordance with Item 402(v) of Regulation S-K to provide information on performance measures used by the Compensation Committee to determine NEO compensation.

•
Economic EBIT Yield
•
Adjusted Pre-Tax Net Income

Equity Compensation Plan Information

The following table summarizes share and exercise price information about the Company’s equity compensation plans as of December 31, 2024.

	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights(2)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights(3)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans

Equity Compensation plans approved by security holders(1)	661,119	—	2,749,520

(1)
 Relates only to the Company’s 2020 Omnibus Incentive Plan.
(2)
 Includes 204,433 unvested RSUs, 325,081 unvested PSUs, and 131,605 vested but unissued RSUs.
(3)
 The RSUs and PSUs were granted without consideration. The weighted average stock trading price at the time of the grants was $11.79.

The Company’s 2020 Omnibus Incentive Plan adopted in 2020 enables the Company to grant stock options, stock appreciation rights, restricted stock, restricted stock units, unrestricted stock, other share based awards and cash awards to directors, employees and consultants to improve the ability of the Company to attract, retain, and motivate individuals upon whom the Company’s sustained growth and financial success depend.

Other Matters

We know of no other business that will be presented at the Annual Meeting. If any other matter properly comes before the stockholders for a vote at the Annual Meeting, however, the proxy holders will vote your shares in accordance with their best judgment. This discretionary authority is granted by the execution of the form of proxy.

34

Other Information

HOUSEHOLDING OF PROXIES

SEC rules permit companies and intermediaries such as brokers to satisfy delivery requirements with respect to two or more stockholders sharing the same address by delivering a single annual report and proxy statement or a single notice of internet availability of proxy materials addressed to those stockholders. This process, which is commonly referred to as “householding,” can reduce the volume of duplicate information received at households. While the Company does not household, a number of brokerage firms with account holders have instituted householding. Once a stockholder has consented or receives notice from his or her broker that the broker will be householding materials to the stockholder’s address, householding will continue until the stockholder is notified otherwise or until one or more of the stockholders revokes his or her consent. If your Notice of Internet Availability of Proxy Materials or your annual report and proxy statement, as applicable, have been househeld and you wish to receive separate copies of these documents now and/or in the future, or if your household is receiving multiple copies of these documents and you wish to request that future deliveries be limited to a single copy, you may notify your broker. You can also request and we will promptly deliver a separate copy of the Notice of Internet Availability or the Proxy Materials by writing or calling us: Alta Equipment Group Inc., 13211 Merriman Road, Livonia, Michigan 48150, telephone (248) 449-6700.

ADDITIONAL FILINGS

The Company’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and all amendments to those reports are available without charge through the Company’s website, www.altg.com, as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The content of our website, however, is not part of this Proxy Statement.

You may request a copy of our SEC filings, as well as the foregoing corporate documents, at no cost to you, by writing to the Company address appearing in this Proxy Statement or by calling us at (248) 449-6700.

STOCKHOLDER PROPOSALS FOR THE 2026 ANNUAL MEETING OF STOCKHOLDERS

Stockholders of the Company may submit proposals that they believe should be voted upon at the Company’s annual meeting of stockholders. Pursuant to Rule 14a-8 under the Exchange Act, stockholder proposals that satisfy certain requirements may be eligible for inclusion in the Company’s proxy statement for the Company’s 2026 Annual Meeting of Stockholders (the “2026 Proxy Statement”). To be eligible for inclusion in the 2026 Proxy Statement, any such stockholder proposals must be submitted in writing to the Secretary of the Company no later than December 16, 2025, in addition to complying with the rules and regulations promulgated by the SEC. The submission of a stockholder proposal does not guarantee that it will be included in the 2026 Proxy Statement.

Alternatively, stockholders seeking to present a stockholder proposal or nomination at the Company’s 2026 Annual Meeting of Stockholders without having it included in the 2026 Proxy Statement must timely submit notice of such proposal or nomination in accordance with our Bylaws. To be timely, a stockholder’s notice must be received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the 90th day nor earlier than the close of business on the 120th day before the first anniversary of the 2025 Annual Meeting of Stockholders, unless the date of the 2026 Annual Meeting of Stockholders is advanced by more than 30 days or delayed by more than 70 days from the anniversary of the 2025 Annual Meeting of Stockholders. For the Company’s 2026 Annual Meeting of Stockholders, this means that any such proposal or nomination must be submitted no earlier than January 30, 2026 and no later than March 1, 2026. If the date of the 2026 Annual Meeting of Stockholders is advanced by more than 30 days or delayed by more than 70 days from the anniversary of the 2025 Annual Meeting of Stockholders, the stockholder must submit any such proposal or nomination no earlier than the close of business on the 120th day prior to the 2026 Annual Meeting of Stockholders and not later than the later of the close of business on the 90th day prior to the 2026 Annual Meeting of Stockholders, or the close of business on the 10th day following the day on which public announcement of the date of the Annual Meeting of Stockholders is first made by the Company.

In order for stockholders to give timely notice of nominations for directors, other than those nominated by the Company, for inclusion on a universal proxy card in connection with the 2026 Annual Meeting, notice must be submitted by the same deadline as set forth above in accordance with our Bylaws and must include all of the information required by our Bylaws and by Rule 14a-19(b)(2) and Rule 14a-19(b)(3) under the Exchange Act.

Notices of any proposals or nominations for the Company’s 2026 Annual Meeting of Stockholders should be sent to Alta Equipment Group Inc., Secretary, 13211 Merriman Road, Livonia, Michigan 48150.

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Appendix A

ALTA EQUIPMENT GROUP, INC.

2022 EMPLOYEE STOCK PURCHASE PLAN, AS AMENDED

1. PURPOSE. Alta Equipment Group, Inc. adopted the Plan effective as of the Effective Date. The purpose of this Plan is to provide eligible employees of the Company and the Participating Corporations with a means of acquiring an equity interest in the Company, to enhance such employees’ sense of participation in the affairs of the Company. Capitalized terms not defined elsewhere in the text are defined in Section 28.

2. ESTABLISHMENT OF PLAN. The Company proposes to grant rights to purchase shares of Common Stock to eligible employees of the Company and its Participating Corporations pursuant to this Plan. The Company intends this Plan to qualify as an “employee stock purchase plan” under Section 423 of the Code (including any amendments to or replacements of such Section), and this Plan shall be so construed, although the Company makes no undertaking or representation to maintain such qualification. Any term not expressly defined in this Plan but defined for purposes of Section 423 of the Code shall have the same definition herein. In addition, this Plan authorizes the grant of options under a Non-Section 423 Component that is not intended to meet Section 423 requirements, provided, to the extent necessary under Section 423 of the Code, the other terms and conditions of the Plan are met.

Subject to Section 14, a total of 995,731 shares of Common Stock is reserved for issuance under this Plan. Subject to Section 14, no more than: (a) 110,636 shares of Common Stock may be issued in any Offering Period beginning with the Offering Period commencing on January 1, 2025; and (b) 995,731 shares of Common Stock may be issued over the term of this Plan. The number of shares reserved for issuance under this Plan and the maximum number of shares that may be issued under this Plan shall be subject to adjustments effected in accordance with Section 14. Any or all such shares may be granted under the Section 423 Component.

3. ADMINISTRATION. The Plan will be administered by the Committee. The Committee may delegate administrative tasks under the Plan to a subcommittee or to one of more officers to assist with the administration of the Plan pursuant to specific delegation as permitted by applicable law. Subject to the provisions of this Plan and the limitations of Section 423 of the Code or any successor provision in the Code, all questions of interpretation or application of this Plan shall be determined by the Committee and its decisions shall be final and binding upon all eligible employees and Participants. The Committee will have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to determine eligibility, to designate the Participating Corporations, to determine whether Participating Corporations shall participate in the Section 423 Component or Non-Section 423 Component and to decide upon any and all claims filed under the Plan. Every finding, decision and determination made by the Committee will, to the full extent permitted by law, be final and binding upon all parties.

The Committee will have the authority to determine the Fair Market Value of the Common Stock (which determination shall be final, binding and conclusive for all purposes) in accordance with Section 8 below and to interpret Section 8 of the Plan in connection with circumstances that impact the Fair Market Value. Members of the Committee shall receive no compensation for their services in connection with the administration of this Plan, other than standard fees as established from time to time by the Board for services rendered by Board members serving on Board committees. All expenses incurred in connection with the administration of this Plan shall be paid by the Company. For purposes of this Plan, the Committee may designate separate offerings under the Plan (the terms of which need not be identical) in which eligible employees of one or more Participating Corporations will participate, and the provisions of the Plan will separately apply to each such separate offering even if the dates of the applicable Offering Periods of each such offering are identical. To the extent permitted by Section 423 of the Code, the terms of each separate offering under the Plan need not be identical, provided that the rights and privileges established with respect to a particular offering are applied in an identical manner to all employees of every Participating Corporation whose employees are granted options under that particular offering. The Committee may establish rules to govern the terms of the Plan and the offering that will apply to Participants who transfer employment between the Company and Participating Corporations or between Participating Corporations, in accordance with requirements under Section 423 of the Code to the extent applicable.

4. ELIGIBILITY.

(a) Any employee of the Company or the Participating Corporations is eligible to participate in an Offering Period under this Plan, except that one or more of the following categories of employees may be excluded from coverage under the Plan if determined by the Committee (other than where such exclusion is prohibited by applicable law):

(i) employees who do not meet eligibility requirements that the Committee may choose to impose (within the limits permitted by the Code);

(ii) employees who are not employed by the Company or a Participating Corporation prior to the beginning of such Offering Period or prior to such other time period as specified by the Committee;

(iii) employees who are customarily employed for twenty (20) or less hours per week;

(iv) employees who are customarily employed for five (5) months or less in a calendar year;

(v) (a) employees who are “highly compensated employees” of the Company or any Participating Corporation (within the meaning of Section 414(q) of the Code), or (b) any employees who are “highly compensated employees” with

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compensation above a specified level, who is an officer and/or is subject to the disclosure requirements of Section 16(a) of the Exchange Act;

(vi) employees who are citizens or residents of a foreign jurisdiction (without regard to whether they are also a citizen of the United States or a resident alien (within the meaning of Section 7701(b)(1)(A) of the Code)) if either (i) such employee’s participation is prohibited under the laws of the jurisdiction governing such employee, or (ii) compliance with the laws of the foreign jurisdiction would violate the requirements of Section 423 of the Code; and

(vii) individuals who provide services to the Company or any of its Participating Corporations who are reclassified as common law employees for any reason except for federal income and employment tax purposes.

The foregoing notwithstanding, an individual shall not be eligible if his or her participation in the Plan is prohibited by the law of any country that has jurisdiction over him or her, if complying with the laws of the applicable country would cause the Plan to violate Section 423 of the Code, or if he or she is subject to a collective bargaining agreement that does not provide for participation in the Plan.

(b) No employee who, together with any other person whose stock would be attributed to such employee pursuant to Section 424(d) of the Code, owns stock or holds options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or its Parent or Subsidiary or who, as a result of being granted an option under this Plan with respect to such Offering Period, would own stock or hold options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or its Parent or Subsidiary shall be granted an option to purchase Common Stock under the Plan. Notwithstanding the foregoing, the rules of Section 424(d) of the Code shall apply in determining share ownership and the extent to which shares held under outstanding equity awards are to be treated as owned by the employee.

5. OFFERING DATES.

(a) Each Offering Period of this Plan may be of up to twenty-seven (27) months duration and shall commence and end at the times designated by the Committee. Each Offering Period shall consist of one or more Purchase Periods during which Contributions made by Participants are accumulated under this Plan.

(b) The initial Offering Period shall commence on the Effective Date and shall end with the Purchase Date that occurs on a date selected by the Committee which is no more than twenty seven (27) months after the commencement of the initial Offering Period. Thereafter, new Offering Periods shall commence on dates determined by the Committee, with such Offering Periods to consist of one or more separate Purchase Periods, up to a maximum duration of twenty-seven (27) months.

6. PARTICIPATION IN THIS PLAN.

(a) Any employee who is an eligible employee determined in accordance with Section 4 immediately prior to the initial Offering Period may elect to participate in this Plan by submitting an enrollment agreement prior to the commencement of the Offering Period (or such earlier date as the Committee may determine) to which such agreement relates, subject to the other terms and provisions of this Plan.

(b) Once an employee becomes a Participant in an Offering Period, then such Participant will automatically participate in each subsequent Offering Period commencing immediately following the last day of the prior Offering Period unless the Participant withdraws or is deemed to withdraw from this Plan or terminates further participation in an Offering Period as set forth in Section 11 or Section 12 below. A Participant who is continuing participation pursuant to the preceding sentence is not required to file any additional enrollment agreement in order to continue participation in this Plan, but participation in any subsequent Offering Period will be governed by the Plan and enrollment agreement and other terms in effect on the Offering Date for such relevant Offering Period; a Participant who is not continuing participation pursuant to the preceding sentence is required to file an enrollment agreement prior to the commencement of the Offering Period (or such earlier date as the Committee may determine) to which such agreement relates.

7. GRANT OF OPTION ON ENROLLMENT. Becoming a Participant with respect to an Offering Period will constitute the grant (as of the Offering Date) by the Company to such Participant of an option to purchase on the Purchase Date up to that number of shares of Common Stock determined by a fraction, the numerator of which is the amount accumulated in such Participant’s Contribution account during such Purchase Period and the denominator of which is the lower of (i) eighty-five percent (85%) of the Fair Market Value of a share of Common Stock on the Offering Date (but in no event less than the par value of a share of the Common Stock), or (ii) eighty-five percent (85%) of the Fair Market Value of a share of the Common Stock on the Purchase Date; provided, however, that for the Purchase Period within the initial Offering Period, the numerator shall be one percent (1%) of the Participant’s Compensation for such Purchase Period, or such other percentage as determined by the Committee prior to the start of the Offering Period, and provided, further, that the number of shares of Common Stock subject to any option granted pursuant to this Plan shall not exceed the lesser of (x) the maximum number of shares set by the Committee pursuant to Section 10(b) below with respect to the applicable Purchase Date, or (y) the maximum number of shares which may be purchased pursuant to Section 10 below with respect to the applicable Purchase Date.

8. PURCHASE PRICE. The Purchase Price per share at which a share of Common Stock will be sold in any Offering Period shall be eighty-five percent (85%) of the lesser of:

(a) The Fair Market Value on the Offering Date; or

(b) The Fair Market Value on the Purchase Date.

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9. PAYMENT OF PURCHASE PRICE; CONTRIBUTION CHANGES; SHARE ISSUANCES.

(a) The Purchase Price shall be accumulated by regular payroll deductions made during each Offering Period, unless the Committee determines that Contributions may be made in another form. The Contributions are made as a percentage of the Participant’s Compensation in one percent (1%) increments not less than one percent (1%), nor greater than ten percent (10%) or such lower limit or other increment requirements set by the Committee. Contributions shall commence on the first payday following the last Purchase Date (with respect to the initial Offering Period, as soon as practicable following the effective date of filing with the U.S. Securities and Exchange Commission a securities registration statement for the Plan) and shall continue to the end of the Offering Period unless sooner altered or terminated as provided in this Plan.

(b) A Participant may decrease the rate of Contributions during an Offering Period by filing with the Company or a third party designated by the Company a new enrollment agreement, with the new rate to become effective no later than the third payroll period commencing after the Company’s receipt of the authorization and continuing for the remainder of the Offering Period unless changed as described below. A decrease in the rate of Contributions may be made twice during the initial Purchase Period and once during any subsequent Purchase Period, or more frequently under rules determined by the Committee. A Participant may increase or decrease the rate of Contributions for any subsequent Offering Period by filing with the Company or a third party designated by the Company a new enrollment agreement prior to the beginning of such Offering Period, or such other time period as specified by the Committee.

(c) A Participant may reduce his or her Contribution percentage to zero during an Offering Period by filing with the Company or a third party designated by the Company a request for cessation of Contributions. Such reduction shall be effective beginning no later than the third payroll period after the Company’s receipt of the request and no further Contributions will be made for the duration of the Offering Period. Contributions credited to the Participant’s account prior to the effective date of the request shall be used to purchase shares of Common Stock in accordance with Subsection (e) below. A reduction of the Contribution percentage to zero shall be treated as such Participant’s withdrawal from such Offering Period and the Plan, effective as of the day after the next Purchase Date following the filing date of such request with the Company.

(d) All Contributions made for a Participant are credited to his or her book account under this Plan and are deposited with the general funds of the Company. No interest accrues on the Contributions. All Contributions received or held by the Company may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such Contributions.

(e) On each Purchase Date, so long as this Plan remains in effect and provided that the Participant has not submitted a signed and completed withdrawal form before that date which notifies the Company that the Participant wishes to withdraw from that Offering Period under this Plan and have all Contributions accumulated in the account maintained on behalf of the Participant as of that date returned to the Participant, the Company shall apply the funds then in the Participant’s account to the purchase of shares of Common Stock reserved under the option granted to such Participant with respect to the Offering Period to the extent that such option is exercisable on the Purchase Date. The Purchase Price per share shall be as specified in Section 8 of this Plan. Any fractional share, as calculated under this Subsection (e), shall be rounded down to four decimal places. Any amount remaining in a Participant’s account on a Purchase Date which is less than the amount necessary to purchase a share after applying the foregoing shall be refunded without interest; however, the Committee may determine for future Offering Periods that such amounts shall be carried forward without interest into the next Purchase Period. In the event that this Plan has been oversubscribed, all funds not used to purchase shares on the Purchase Date shall be returned to the Participant, without interest. No Common Stock shall be purchased on a Purchase Date on behalf of any employee whose participation in this Plan has terminated prior to such Purchase Date.

(f) As promptly as practicable after the Purchase Date, the Company shall issue shares for the Participant’s benefit representing the shares purchased upon exercise of his or her option.

(g) During a Participant’s lifetime, his or her option to purchase shares hereunder is exercisable only by him or her. The Participant will have no interest or voting right in shares covered by his or her option until such option has been exercised.

(h) To the extent required by applicable U.S. federal, state, or local law, a Participant shall make arrangements satisfactory to the Company and the Participating Corporation employing the Participant for the satisfaction of any withholding tax obligations that arise in connection with the Plan. The Company or any Subsidiary or Affiliate, as applicable, may withhold, by any method permissible under the applicable law, the amount necessary for the Company or Subsidiary or Affiliate, as applicable, to meet applicable withholding obligations, including any withholding required to make available to the Company or Subsidiary or Affiliate, as applicable, any tax deductions or benefits attributable to the sale or early disposition of shares of Common Stock by a Participant. The Company shall not be required to issue any shares of Common Stock under the Plan until such obligations are satisfied.

10. LIMITATIONS ON SHARES TO BE PURCHASED.

(a) Any other provision of the Plan notwithstanding, no Participant shall purchase Common Stock with a Fair Market Value in excess of the following limit:

(i) In the case of Common Stock purchased during an Offering Period that commenced in the current calendar year, the limit shall be equal to (A) $25,000 minus (B) the Fair Market Value of the Common Stock that the Participant previously purchased in the current calendar year (under this Plan and all other employee stock purchase plans of the Company or any Parent or Subsidiary).

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(ii) In the case of Common Stock purchased during an Offering Period that commenced in the immediately preceding calendar year, the limit shall be equal to (A) $50,000 minus (B) the Fair Market Value of the Common Stock that the Participant previously purchased (under this Plan and all other employee stock purchase plans of the Company or any Parent or Subsidiary) in the current calendar year and in the immediately preceding calendar year.

(iii) In the case of Common Stock purchased during an Offering Period that commenced two calendar years prior, the limit shall be equal to (A) $75,000 minus (B) the Fair Market Value of the Common Stock that the Participant previously purchased (under this Plan and all other employee stock purchase plans of the Company or any Parent or Subsidiary) in the current calendar year and in the two immediately preceding calendar years.

For purposes of this Subsection (a), the Fair Market Value of Common Stock shall be determined in each case as of the beginning of the Offering Period in which such Common Stock is purchased. Employee stock purchase plans not described in Section 423 of the Code shall be disregarded. If a Participant is precluded by this Subsection (a) from purchasing additional Common Stock under the Plan, then his or her Contributions shall automatically be discontinued and shall automatically resume at the beginning of the earliest Purchase Period that will end in the next calendar year (if he or she then is an eligible employee), provided that when the Company automatically resumes such Contributions, the Company must apply the rate in effect immediately prior to such suspension.

(b) In no event shall a Participant be permitted to purchase more than 2,000 shares on any one Purchase Date or such lesser number as the Committee shall determine. If a lower limit is set under this Subsection (b), then all Participants will be notified of such limit prior to the commencement of the next Offering Period for which it is to be effective.

(c) If the number of shares to be purchased on a Purchase Date by all Participants exceeds the number of shares then available for issuance under this Plan, then the Company will make a pro rata allocation of the remaining shares in as uniform a manner as shall be reasonably practicable and as the Committee shall determine to be equitable. In such event, the Company will give notice of such reduction of the number of shares to be purchased under a Participant’s option to each Participant affected.

(d) Any Contributions accumulated in a Participant’s account which are not used to purchase stock due to the limitations in this Section 10, and not covered by Section 9(e), shall be returned to the Participant as soon as practicable after the end of the applicable Purchase Period, without interest.

11. WITHDRAWAL.

(a) Each Participant may withdraw from an Offering Period under this Plan pursuant to a method specified for such purpose by the Company. Such withdrawal may be elected at any time prior to the end of an Offering Period, or such other time period as specified by the Committee.

(b) Upon withdrawal from this Plan, the accumulated Contributions shall be returned to the withdrawn Participant, without interest, and his or her interest in this Plan shall terminate. In the event a Participant voluntarily elects to withdraw from this Plan, he or she may not resume his or her participation in this Plan during the same Offering Period, but he or she may participate in any Offering Period under this Plan which commences on a date subsequent to such withdrawal by filing a new enrollment agreement in the same manner as set forth in Section 6 above for initial participation in this Plan.

(c) To the extent applicable, if the Fair Market Value on the first day of the current Offering Period in which a Participant is enrolled is higher than the Fair Market Value on the first day of any subsequent Offering Period, the Company will automatically enroll such Participant in the subsequent Offering Period. Any funds accumulated in a Participant’s account prior to the first day of such subsequent Offering Period will be applied to the purchase of shares on the Purchase Date immediately prior to the first day of such subsequent Offering Period, if any.

12. TERMINATION OF EMPLOYMENT. Termination of a Participant’s employment for any reason, including retirement, death, disability, or the failure of a Participant to remain an eligible employee of the Company or of a Participating Corporation, immediately terminates his or her participation in this Plan. In such event, accumulated Contributions credited to the Participant’s account will be returned to him or her or, in the case of his or her death, to his or her legal representative, without interest. For purposes of this Section 12, an employee will not be deemed to have terminated employment or failed to remain in the continuous employ of the Company or of a Participating Corporation in the case of sick leave, military leave, or any other leave of absence approved by the Company; provided that such leave is for a period of not more than ninety (90) days or reemployment upon the expiration of such leave is guaranteed by contract or statute. The Company will have sole discretion to determine whether a Participant has terminated employment and the effective date on which the Participant terminated employment, regardless of any notice period or garden leave required under local law.

13. RETURN OF CONTRIBUTIONS. In the event a Participant’s interest in this Plan is terminated by withdrawal, termination of employment or otherwise, or in the event this Plan is terminated by the Board, the Company shall deliver to the Participant all accumulated Contributions credited to such Participant’s account. No interest shall accrue on the Contributions of a Participant in this Plan.

14. CAPITAL CHANGES. If the number and class of outstanding shares is changed by a stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification or similar change in the capital structure of the Company, without consideration, then the Committee shall adjust the number and class of Common Stock that may be delivered under the Plan, the

2025 PROXY STATEMENT	39

Purchase Price per share and the number of shares of Common Stock covered by each option under the Plan which has not yet been exercised, and the numerical limits of Sections 2 and 10 shall be proportionately adjusted, subject to any required action by the Board or the stockholders of the Company and in compliance with the applicable securities laws; provided that fractions of a share will not be issued.

15. NONASSIGNABILITY. Neither Contributions credited to a Participant’s account nor any rights with regard to the exercise of an option or to receive shares under this Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 22 below) by the Participant. Any such attempt at assignment, transfer, pledge or other disposition shall be void and without effect.

16. USE OF PARTICIPANT FUNDS AND REPORTS. The Company may use all Contributions received or held by it under the Plan for any corporate purpose, and the Company will not be required to segregate Participant Contributions. Until shares are issued, Participants will only have the rights of an unsecured creditor unless otherwise required under applicable law. Each Participant shall receive, or have access to, promptly after the end of each Purchase Period a report of his or her account setting forth the total Contributions accumulated, the number of shares purchased, the per share price thereof and the remaining cash balance, if any, carried forward to the next Purchase Period or Offering Period, as the case may be.

17. NOTICE OF DISPOSITION. Each Participant shall notify the Company in writing if the Participant disposes of any of the shares purchased in any Offering Period pursuant to this Plan if such disposition occurs within two (2) years from the Offering Date or within one (1) year from the Purchase Date on which such shares were purchased (the “Notice Period”). The Company may, at any time during the Notice Period, place a legend or legends on any certificate representing shares acquired pursuant to this Plan requesting the Company’s transfer agent to notify the Company of any transfer of the shares. The obligation of the Participant to provide such notice shall continue notwithstanding the placement of any such legend on the certificates.

18. NO RIGHTS TO CONTINUED EMPLOYMENT. Neither this Plan nor the grant of any option hereunder shall confer any right on any employee to remain in the employ of the Company or any Participating Corporation or restrict the right of the Company or any Participating Corporation to terminate such employee’s employment.

19. EQUAL RIGHTS AND PRIVILEGES. All eligible employees granted an option under the Section 423 Component of this Plan shall have equal rights and privileges with respect to this Plan or within any separate offering under the Plan so that this Plan qualifies as an “employee stock purchase plan” within the meaning of Section 423 or any successor provision of the Code and the related regulations. Any provision of this Plan which is inconsistent with Section 423 or any successor provision of the Code, without further act or amendment by the Company, the Committee or the Board, shall be reformed to comply with the requirements of Section 423. This Section 19 shall take precedence over all other provisions in this Plan.

20. NOTICES. All notices or other communications by a Participant to the Company under or in connection with this Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

21. TERM; STOCKHOLDER APPROVAL. This Plan will become effective on the Effective Date. This Plan shall be approved by the stockholders of the Company, in any manner permitted by applicable corporate law, within twelve (12) months before or after the date this Plan is adopted by the Board. No purchase of shares that are subject to such stockholder approval before becoming available under this Plan shall occur prior to stockholder approval of such shares and the Board or Committee may delay any Purchase Date and postpone the commencement of any Offering Period subsequent to such Purchase Date as deemed necessary or desirable to obtain such approval (provided that if a Purchase Date would occur more than six (6) months after commencement of the Offering Period to which it relates, then such Purchase Date shall not occur and instead such Offering Period shall terminate without the purchase of such shares and Participants in such Offering Period shall be refunded their Contributions without interest). This Plan shall continue until the earlier to occur of (a) termination of this Plan by the Board (which termination may be effected by the Board at any time pursuant to Section 25 below), (b) issuance of all of the shares of Common Stock reserved for issuance under this Plan, or (c) the tenth anniversary of the Effective Date.

22. DESIGNATION OF BENEFICIARY.

(a) If authorized by the Committee, a Participant may file a written designation of a beneficiary who is to receive any cash from the Participant’s account under this Plan in the event of such Participant’s death prior to a Purchase Date. Such form shall be valid only if it was filed with the Company or a third party designated by the Company at the prescribed location before the Participant’s death.

(b) If authorized by the Company, such designation of beneficiary may be changed by the Participant at any time by written notice filed with the Company at the prescribed location before the Participant’s death. In the event of the death of a Participant and in the absence of a beneficiary validly designated under this Plan who is living at the time of such Participant’s death, the Company shall deliver such cash to the executor or administrator of the estate of the Participant or to the legal heirs of the Participant.

23. CONDITIONS UPON ISSUANCE OF SHARES; LIMITATION ON SALE OF SHARES. Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of U.S. laws, including, without limitation, the U.S. Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange or automated quotation system upon which the shares may then be listed, exchange control restrictions and/or securities law restrictions outside the United States, and shall be further subject to the approval of counsel for the Company with respect to such compliance. Shares may be held in trust.

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24. GOVERNING LAW. The Plan shall be governed by the substantive laws (excluding the conflict of laws rules) of the State of Delaware.

25. AMENDMENT OR TERMINATION. The Committee, in its sole discretion, may amend, suspend, or terminate the Plan, or any part thereof, at any time and for any reason. Unless otherwise required by applicable law, if the Plan is terminated, the Committee, in its discretion, may elect to terminate all outstanding Offering Periods either immediately or upon completion of the purchase of shares of Common Stock on the next Purchase Date (which may be sooner than originally scheduled, if determined by the Committee in its discretion), or may elect to permit Offering Periods to expire in accordance with their terms (and subject to any adjustment pursuant to Section 14). If an Offering Period is terminated prior to its previously-scheduled expiration, all amounts then credited to Participants’ accounts for such Offering Period, which have not been used to purchase shares of Common Stock, shall be returned to those Participants as soon as administratively practicable. Further, the Committee will be entitled to change the Purchase Periods and Offering Periods, limit the frequency and/or number of changes in the amount contributed during an Offering Period, establish the exchange ratio applicable to amounts contributed in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the administration of the Plan, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each Participant properly correspond with amounts contributed from the Participant’s base salary and other eligible compensation, and establish such other limitations or procedures as the Committee determines in its sole discretion advisable which are consistent with the Plan. Such actions will not require stockholder approval or the consent of any Participants. However, no amendment shall be made without approval of the stockholders of the Company (obtained in accordance with Section 21 above) within twelve (12) months of the adoption of such amendment (or earlier if required by Section 21) if such amendment would: (a) increase the number of shares that may be issued under this Plan; or (b) change the designation of the employees (or class of employees) eligible for participation in this Plan. In addition, in the event the Board or Committee determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Board or Committee may, in its discretion and, to the extent necessary or desirable, modify, amend or terminate the Plan to reduce or eliminate such accounting consequences including, but not limited to: (i) amending the definition of compensation, including with respect to an Offering Period underway at the time; (ii) altering the Purchase Price for any Offering Period including an Offering Period underway at the time of the change in Purchase Price; (iii) shortening any Offering Period by setting a Purchase Date, including an Offering Period underway at the time of the Committee’s action; (iv) reducing the maximum percentage of Compensation a participant may elect to set aside as Contributions; and (v) reducing the maximum number of shares a Participant may purchase during any Offering Period. Such modifications or amendments will not require approval of the stockholders of the Company or the consent of any Participants.

26. CORPORATE TRANSACTIONS. In the event of a Corporate Transaction, the Offering Period for each outstanding right to purchase Common Stock will be shortened by setting a new Purchase Date and will end on the new Purchase Date. The new Purchase Date shall occur on or prior to the consummation of the Corporate Transaction, as determined by the Board or Committee, and the Plan shall terminate on the consummation of the Corporate Transaction.

27. CODE SECTION 409A; TAX QUALIFICATION.

(a) Options granted under the Plan generally are exempt from the application of Section 409A of the Code. However, options granted to U.S. taxpayers which are not intended to meet the Code Section 423 requirements are intended to be exempt from the application of Section 409A of the Code under the short-term deferral exception and any ambiguities shall be construed and interpreted in accordance with such intent. Subject to Subsection (b), options granted to U.S. taxpayers outside of the Code Section 423 requirements shall be subject to such terms and conditions that will permit such options to satisfy the requirements of the short-term deferral exception available under Section 409A of the Code, including the requirement that the shares of Common Stock subject to an option be delivered within the short-term deferral period. Subject to Subsection (b), in the case of a Participant who would otherwise be subject to Section 409A of the Code, to the extent the Committee determines that an option or the exercise, payment, settlement or deferral thereof is subject to Section 409A of the Code, the option shall be granted, exercised, paid, settled or deferred in a manner that will comply with Section 409A of the Code, including Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Effective Date. Notwithstanding the foregoing, the Company shall have no liability to a Participant or any other party if the option that is intended to be exempt from or compliant with Section 409A of the Code is not so exempt or compliant or for any action taken by the Committee with respect thereto.

(b) Although the Company may endeavor to (i) qualify an option for favorable tax treatment under the laws of the United States or (ii) avoid adverse tax treatment (e.g., under Section 409A of the Code), the Company makes no representation to that effect and expressly disavows any covenant to maintain favorable or avoid unfavorable tax treatment, notwithstanding anything to the contrary in this Plan, including Subsection (a). The Company shall be unconstrained in its corporate activities without regard to the potential negative tax impact on Participants under the Plan.

28. DEFINITIONS.

(a) “Affiliate” means any entity, other than a Subsidiary or Parent, (i) that, directly or indirectly, is controlled by, controls or is under common control with, the Company and (ii) in which the Company has a significant equity interest, in either case as determined by the Committee, whether now or hereafter existing.

(b) “Board” shall mean the Board of Directors of the Company.

(c) “Code” shall mean the U.S. Internal Revenue Code of 1986, as amended.

2025 PROXY STATEMENT	41

(d) “Committee” shall mean the Compensation Committee of the Board that consists exclusively of one or more members of the Board appointed by the Board.

(e) “Common Stock” shall mean the common stock of the Company.

(f) “Company” shall mean Alta Equipment Group, Inc.

(g) “Compensation” shall mean base salary or regular hourly wages (including base salary and hourly wages paid while on a leave of absence); however, the Committee shall have discretion to adopt a definition of Compensation from time to time that includes all cash compensation reported on the employee’s Form W-2, including without limitation base salary or regular hourly wages, bonuses, incentive compensation, commissions, overtime, shift premiums, pay during leaves of absence, and draws against commissions. For purposes of determining a Participant’s Compensation, any election by such Participant to reduce his or her regular cash remuneration under Sections 125 or 401(k) of the Code shall be treated as if the Participant did not make such election.

(h) “Contributions” means payroll deductions taken from a Participant’s Compensation and used to purchase shares of Common Stock under the Plan and, to the extent payroll deductions are not permitted by applicable laws (as determined by the Committee in its sole discretion) contributions by other means, provided, however, that allowing such other contributions does not jeopardize the qualification of the Plan as an “employee stock purchase plan” under Section 423 of the Plan.

(i) “Corporate Transaction” means the occurrence of any of the following events: (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then outstanding voting securities; or (ii) the consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets; or (iii) the consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation.

(j) “Effective Date” means the date of approval of the Plan by shareholders.

(k) “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

(l) “Fair Market Value” shall mean, as of any date, the value of a share of Common Stock determined as follows:

(i) if such Common Stock is then quoted on the Nasdaq Global Select Market, the Nasdaq Global Market or the Nasdaq Capital Market (collectively, the “Nasdaq Market”), its closing price on the Nasdaq Market on the date of determination, or if there are no sales for such date, then the last preceding business day on which there were sales, as reported in The Wall Street Journal or such other source as the Board or the Committee deems reliable;

(ii) if such Common Stock is publicly traded and is then listed on a national securities exchange, its closing price on the date of determination on the principal national securities exchange on which the Common Stock is listed or admitted to trading as reported in The Wall Street Journal or such other source as the Board or the Committee deems reliable;

(iii) if such Common Stock is publicly traded but is neither quoted on the Nasdaq Market nor listed or admitted to trading on a national securities exchange, the average of the closing bid and asked prices on the date of determination as reported in The Wall Street Journal or such other source as the Board or the Committee deems reliable;

(iv) if none of the foregoing is applicable, by the Board or the Committee in good faith.

(m) “Non-Section 423 Component” means the part of the Plan which is not intended to meet the requirements set forth in Section 423 of the Code.

(n) “Notice Period” shall mean within two (2) years from the Offering Date or within one (1) year from the Purchase Date on which such shares were purchased.

(o) “Offering Date” shall mean the first business day of each Offering Period. The first Offering Period shall commence on a date to be determined by the Committee.

(p) “Offering Period” shall mean a period with respect to which the right to purchase Common Stock may be granted under the Plan, as determined by the Committee pursuant to Section 5(a).

(q) “Parent” shall have the same meaning as “parent corporation” in Sections 424(e) and 424(f) of the Code

(r) “Participant” shall mean an eligible employee who meets the eligibility requirements set forth in Section 4 and who is either automatically enrolled in the initial Offering Period or who elects to participate in this Plan pursuant to Section 6(b).

(s) “Participating Corporation” shall mean any Parent, Subsidiary or Affiliate that the Committee designates from time to time as eligible to participate in this Plan. For purposes of the Section 423 Component, only the Parent and Subsidiaries may be

42

Participating Corporations, provided, however, that at any given time a Parent or Subsidiary that is a Participating Corporation under the Section 423 Component shall not be a Participating Corporation under the Non-Section 423 Component. The Committee may provide that any Participating Corporation shall only be eligible to participate in the Non-Section 423 Component.

(t) “Plan” shall mean this First Amendment to the Alta Equipment Group, Inc. 2022 Employee Stock Purchase Plan, as may be amended from time to time.

(u) “Purchase Date” shall mean the last business day of each Purchase Period.

(v) “Purchase Period” shall mean a period during which Contributions may be made toward the purchase of Common Stock under the Plan, as determined by the Committee pursuant to Section 5(b).

(w) “Purchase Price” shall mean the price at which Participants may purchase shares of Common Stock under the Plan, as determined pursuant to Section 8.

(x) “Section 423 Component” means the part of the Plan, which excludes the Non-Section 423 Component, pursuant to which options to purchase shares of Common Stock under the Plan that satisfy the requirements for “employee stock purchase plans” set forth in Section 423 of the Code may be granted to eligible employees.

(y) “Subsidiary” shall have the same meaning as “subsidiary corporation” in Sections 424(e) and 424(f) of the Code.

2025 PROXY STATEMENT	43

Appendix B

NON-GAAP MEASURES

The Company references certain financial measures in its Compensation Discussion & Analysis that are not measures of financial performance under GAAP and may not be defined and calculated by other companies using the same or similar terminology. Definitions of non-GAAP measures used in this proxy statement and the most comparable GAAP measures are set forth below.

Adjusted EBITDA: Adjusted EBITDA is a non-GAAP financial measure defined as net income before interest expense, income taxes, depreciation and amortization, adjusted for certain non-cash, non-recurring, extraordinary, or non-operating expenses, including but not limited to corporate development and acquisition activities, restructuring charges, cost redundancies, stock compensation expense, and preferred stock dividend expenses reflected in the company’s financial statements. These adjustment items are excluded from Adjusted EBITDA internally when evaluating our operating performance and for strategic planning and forecasting purposes and allow investors to make a more meaningful comparison between our core business operating results over different periods of time, as well as with those of other similar companies. Also, Adjusted EBITDA is calculated net of floorplan interest paid on new equipment.

Adjusted Pre-Tax Net Income: Adjusted Pre-Tax Net Income is a non-GAAP financial measure of net income adjusted for certain non-cash, non-recurring, extraordinary, or non-operating expenses, including but not limited to corporate development and acquisition related activities, restructuring charges, incremental interest expense from in-period refinancing activities, cost redundancies, and stock compensation expense reflected in the company’s financial statements. The financial measure calculated for compensation purposes adjusts for and removes the influence of any material acquisition activities occurring throughout the period, as targets were established exclusive of merger and acquisition activities.

EBITDA: EBITDA is a non-GAAP financial measure representing the sum of net income (loss) available to common stockholders, provision for income taxes, interest expense, depreciation of rental equipment and non-rental depreciation and amortization.

Economic EBIT: Economic EBIT is a non-GAAP financial measure is defined as Adjusted EBITDA less gains from rental equipment sales less Net Maintenance Capital Expenditure.

Economic EBIT Yield: Economic EBIT Yield is a non-GAAP financial measure defined as Economic EBIT divided by average Invested Capital. The financial measure calculated for compensation purposes adjusts for and removes the influence of any material acquisition activities occurring throughout the period, as targets were established exclusive of merger and acquisition activities.

Invested Capital: Invested Capital is a non-GAAP financial measure used by management to identify the total investment made by its stockholders, bondholders, and lenders and is further defined as the sum of interest-bearing debt (excluding floor plan payables on new equipment), finance lease obligations, other long-term liabilities, and the book value of equity less cash, adjusted for certain construction in progress fixed assets.

Net Maintenance Capital Expenditure: Net Maintenance Capital Expenditure is a non-GAAP financial measure used by management to identify the net investment made into the company’s long-lived assets, primarily its rental fleet. Net Maintenance Capital Expenditure is defined as the sum of total cost of rental fleet sold less the proceeds received from the sale of rental fleet and fixed asset (property, equipment and leasehold improvements) expenditures less proceeds received from the sale of fixed assets, adjusted for certain construction in progress fixed assets.

FORWARD-LOOKING STATEMENTS & WEBSITE REFERENCES:

This proxy statement contains forward-looking statements within the meaning of section 27A of the Securities Act, as amended, and section 21E of the Exchange Act. Words such as “may,” “will,” “should,” “likely,” “expects,” “intends,” “believes,” “estimates,” “continues,” “maintain,” “remain,” and similar expressions are used to identify these forward-looking statements. These statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those expressed or implied. For a more detailed discussion of these factors, see the information under “Risk Factors” in our most recent Form 10-K filed with the SEC. Our forward-looking statements speak only as of the date of this proxy statement or as of the date they are made, and we undertake no obligation to update them, notwithstanding any historical practice of doing so. Forward-looking and other statements in this document may also address our corporate responsibility progress, plans, and goals, and the inclusion of such statements is not an indication that these contents are necessarily material to investors or required to be disclosed in the Company’s filings with the SEC.

Website references throughout this document are provided for convenience only, and the content on the referenced websites is not incorporated by reference into this document.

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Alta Equipment Group Inc. | 13211 Merriman Road, Livonia, MI 48150 | (248) 449-6700 | www.altg.com

P.O. BOX 8016, CARY, NC 27512-9903

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## Alta Equipment Group Inc.

## Annual Meeting of Stockholders

For Stockholders of record as of April 2, 2025

Friday, May 30, 2025 9:30 AM, Eastern Daylight Time

Annual meeting will be held virtually via the internet - please visit www.proxydocs.com/ALTG for more details

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## This proxy is being solicited on behalf of the Board of Directors

The undersigned hereby appoints Ryan Greenawalt, Chairman and Chief Executive Officer, Anthony J. Colucci, Chief Financial Officer, Craig Brubaker, Chief Operating Officer, and Jeff Hoover, Chief Legal Officer and General Counsel (the "Named Proxies"), and each or either of them, as the true and lawful proxies of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Alta Equipment Group Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful proxies to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

**THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS RECOMMENDATION FOR ELECTING THE THREE NOMINEES TO THE BOARD OF DIRECTORS LISTED ON THE REVERSE SIDE OF THIS CARD, AND FOR PROPOSALS 2, 3, AND 4.** This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors' recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

Copyright © 2025 BetaNXT, Inc. or its affiliates. All Rights Reserved

Alta Equipment Group Inc. Annual Meeting of Stockholders

**Please make your marks like this:** ☒

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE "**FOR**" ELECTING THE THREE DIRECTOR NOMINEES IN PROPOSAL 1, AND "**FOR**" PROPOSALS 2, 3, AND 4.

| | PROPOSAL | YOUR VOTE | | | BOARD OF DIRECTORS RECOMMENDS |
|---|---|---|---|---|---|
| 1. | Election of Directors | | | | |
| | | FOR | WITHHOLD | | |
| | 1.01 Daniel Shribman | ☐ | ☐ | | **FOR** |
| | 1.02 Katherine E. White | ☐ | ☐ | | **FOR** |
| | 1.03 Sidhartha Nair | ☐ | ☐ | | **FOR** |
| | | FOR | AGAINST | ABSTAIN | |
| 2. | Ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2025. | ☐ | ☐ | ☐ | **FOR** |
| 3. | To approve, in a non-binding advisory vote, the compensation paid to our named executive officers. | ☐ | ☐ | ☐ | **FOR** |
| 4. | To approve the First Amendment to Alta Equipment Group, Inc. 2022 Employee Stock Purchase Plan. | ☐ | ☐ | ☐ | **FOR** |
| 5. | To transact any other business that may properly come before the Annual Meeting and any adjournments or postponements thereof. | | | | |

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